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Execution Version.
Letter of Credit Facility Agreement Everest Reinsurance (Bermuda), Ltd., and certain subsidiaries of Everest Re Group, Ltd. as Borrowers and Barclays Bank PLC as Issuer

November 3, 2021

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THIS LETTER OF CREDIT FACILITY AGREEMENT (this "Agreement") is made on November 3, 2021

BETWEEN:

(1)                    EVEREST REINSURANCE (BERMUDA), LTD. ("Everest Bermuda"), a Bermuda exempted company registered as a Class 4 and Class C insurer pursuant to the Bermuda Insurance Act (as defined below) (Registration No. 27857);

(2)                    certain Subsidiaries of Everest Group party hereto pursuant to Section 2.14 (each a "Designated Borrower", together with Everest Bermuda, the "Borrowers" and, each a "Borrower"); and

(3)                    BARCLAYS BANK PLC (the "Issuer").

Recitals

(A)                   WHEREAS, Everest Bermuda has requested a letter of credit facility from the Issuer to provide Letters of Credit from time to time to support certain of its insurance business (as such term is defined in the Bermuda Insurance Act), regulatory or supervisory requirements;

(B)                   WHEREAS, the Issuer is willing to provide such Letters of Credit, but only upon the terms and subject to the conditions set out in this Agreement.

(C)                   NOW THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto agree as follows:

1.                      DEFINITIONS

1.1                  Defined Terms

As used in this Agreement, the following terms have the meanings specified below:

"Adjusted Fair Market Value"  means, with respect to any Eligible Collateral, an amount equal to the product of (a) the Fair Market Value of such Eligible Collateral and (b) the Collateral Margin with respect to such Eligible Collateral as set forth on schedule  1 provided, that in the event Eligible Collateral is delivered by the Borrower pursuant to the terms of this Agreement with respect to a Letter of Credit and such Eligible Collateral is denominated in a currency other than the currency of such Letter of Credit, the Collateral Margin applicable to such Eligible Collateral as set forth on Schedule 1 shall be reduced by an additional ten (10) percent;

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution;

"Affiliate"  means, as to any Person, another Person (whether or not existing as of the date hereof) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; "Control"  means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling"  and "Controlled"  have meanings correlative thereto;

"Agency Securities" means single-class mortgage participation certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the FHLMC (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by

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adjustable rate mortgages, securities paying interest or principal only and similar derivative securities); (ii) single-class mortgage pass-through certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and ultimate collection of principal of which are guaranteed by the FNMA (excluding REMIC or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages, collateralized mortgage obligations, securities paying interest or principal only and similar derivative securities); and (iii) single-class fully modified pass-through certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the GNMA (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivatives securities);

"Agreement"  has the meaning set forth in the preamble;

"Agreement Currency"  has the meaning assigned to such term in Section 9.18;

"Alternative Currency"  means each of Euro, Sterling, Australian Dollars, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.5;

"Alternative Currency Equivalent"  means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars;

"Annual Statement"  means, as to any Insurance Subsidiary, the annual financial statement of such Person as required to be filed with the applicable Insurance Regulatory Authority of such Person's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP;

"Anti-Corruption Laws" means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Bribery Act 2016 of Bermuda and any similar law, rule or regulation applicable to any Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption;

"Applicable Insurance Regulatory Authority"  means, with respect to any Insurance Subsidiary, the insurance department or similar administrative, supervisory or regulatory authority or agency of the jurisdiction in which such Insurance Subsidiary is registered or licensed to conduct insurance business;

"Applicable Time"  means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment;

"Applicant"  means the Borrower requesting a L/C Credit Extension;

"Asset Backed Securities" means asset-backed securities denominated in Dollars provided that such securities (a) (i) are issued by a Person incorporated in the United States or a State thereof, (ii) are backed by credit card receivables, automobile loans, commercial mortgages or utility charges (as in Rate Reduction Bonds), (iii) have a weighted average life from the date of determination of ten years or less, (iv) are not re-securitizations of other asset-backed

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securities, (v) can be settled through DTC, and (vi) if certificated, can be delivered by book entry or (b) are otherwise agreed to in writing by the Issuer;

"Australian Dollars"  means the lawful currency of Australia;

"Authority"  means any of the United Nations, the European Union, Her Majesty's Treasury, any European Union member state, the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") or any other United States government entity, the State Secretariat for Economic Affairs ("SECO") of Switzerland, the Hong Kong Monetary Authority ("HKMA"), the Monetary Authority of Singapore ("MAS") and/or any other body notified in writing by the Issuer to Everest Bermuda from time to time;

"Auto-Renewal Letter of Credit"  has the meaning assigned to such term in Section 2.2(b);

"Availability Period"  means the period from and including the Closing Date to the Commitment Termination Date;

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution;

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings);

"Bankruptcy Code"  means Title 11 of the United States Code entitled "Bankruptcy";

"Barclays Bank"  means Barclays Bank PLC;

"Beneficial Ownership Certification"  means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation;

"Beneficial Ownership Regulation"  means 31 C.F.R. § 1010.230;

“Bermuda Insurance Act” means the Insurance Act 1978 of Bermuda and its related rules and regulations, each as amended;

"Borrower" has the meaning set forth in the preamble;

"Business Day"  means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Hamilton, Bermuda, New York City, London, England or the state where the Issuer's Office with respect to Obligations denominated in Dollars is located and if such day relates to any Letter of Credit denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Letter of Credit, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency;

"Canadian Dollars"  means the lawful currency of Canada;

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"Capital Lease Obligation"  means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease which is required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP.  For purposes of this Agreement, the amount of such Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP;

"Capital Stock"  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination;

"Cash"  means Dollars held by a Borrower in a Collateral Account that is a deposit account;

"Change in Law"  means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued;

"Change of Control"  means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than Everest Group, and any of its direct or indirect Subsidiaries, of Capital Stock representing 25% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Everest Bermuda; or (b) the acquisition of direct or indirect Control of Everest Bermuda by any Person or group, other than Everest Group and any of its direct or indirect Subsidiaries;

"Closing Date"  means the first date on which all the conditions precedent in Section 4.1  are satisfied or waived in accordance with Section 9.2;

"Code"  means the Internal Revenue Code of 1986, as amended;

"Collateral"  means, with respect to any Borrower, all property and assets with respect to which a Lien is purported to be granted in favor of the Issuer pursuant to a Security Agreement executed by such Borrower;

"Collateral Account"  means, with respect to any Borrower, each "deposit account" and "securities account" (as such terms are defined in the UCC) maintained at either of Barclays or a Custodian for such Borrower and subject to (a) a first priority perfected security interest in favor of the Issuer and (b) the terms of a Control Agreement;

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"Collateral Compliance Certificate"  has the meaning assigned to such term in Section 5.1(e);

"Collateral Coverage Amount"  means, with respect to any Borrower on any date, an amount equal to the sum of the Adjusted Fair Market Value of all Eligible Collateral of such Borrower;

"Collateral Margin"  means each amount expressed as a percentage under the column titled "Collateral Margin" on schedule  1;

"Commitment"  means the commitment of the Issuer pursuant to Section 2.1 to issue Letters of Credit, in an aggregate Dollar Equivalent stated amount at any one time outstanding not to exceed the Commitment Amount;

"Commitment Amount" means $200,000,000, as such amount is increased or reduced from time to time pursuant to the terms hereof;

"Commitment Fee"  has the meaning assigned to such term in Section 2.6(a);

"Commitment Termination Date"  means the earliest of:

(a)        November 3, 2024, and

(b)        the date of termination of all of the Commitment Amount pursuant to Section 7.1;

"Company Reinsurance Agreement"  means any arrangement whereby an Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy;

"Compliance Certificate"  means a certificate substantially in the form of appendix 1;

"Confirming Bank"  has the meaning assigned to such term in the definition of "Issuer";

"Consolidated Net Income" means, for any period, an amount equal to the consolidated net income of Everest Bermuda and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period.

"Consolidated Net Worth"  means, in respect of Everest Bermuda, at any time, the consolidated stockholders' equity of Everest Bermuda and its Subsidiaries at such time;

"Consolidated Tangible Net Worth" means, in respect of Everest Bermuda, as of any date of determination, the sum of Consolidated Net Worth minus Intangible Assets of Everest Bermuda and its Subsidiaries on such date;

"Contingent Liability"  means any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distribution upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain solvency, assets, level of income,

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or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received.  The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby and (ii) the maximum stated amount so guaranteed or supported;

"Control Agreement"  means, with respect to any Borrower, an agreement in form and substance reasonably acceptable to the Issuer among such Borrower, the applicable Custodian and the Issuer with respect to any deposit or securities account of such Borrower in which a Lien is purported to be granted to the Issuer pursuant to a Security Agreement;

"Corporate Securities"  means US corporate bonds capable of being marked to market on a daily basis and cleared and settled within the United States which are rated by at least two of Fitch, Moody's and S&P; provided that:

(a)        such bonds are not convertible into shares of the issuer and are deposited with or held by the Custodian and subject to perfected first priority security in favor of the Issuer under the Facility Documents;

(b)        not more than ten per cent of any Eligible Collateral (by reference to the Adjusted Fair Market Value) shall comprise Corporate Securities issued by any single issuer; and

(c)         corporate bonds and securities issued by an insurance company, a reinsurance company or a supra-national shall not constitute "Corporate Securities" for the purposes hereof;

"Correspondent Issuance Costs"  has the meaning assigned to such term in Section 2.6(b);

"Custodial Lien and Set-off Rights"  has the meaning assigned to such term in Section 3.18;

"Custodian"  means The Bank of New York Mellon and any other or successor custodian approved by the Issuer;

"Debt"  means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of (i) outstanding letters of credit or bankers' acceptances which have been issued for the account of such Person or (ii) any letter of credit issued for the account of another Person but for which such Person has a reimbursement obligation, in each case regardless of whether such letter of credit or bankers' acceptance has been drawn; (d) all Capital Lease Obligations of such Person; (e) all Hedging Obligations of such Person; (f) to the extent required to be included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse; (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (i) any Debt of a partnership or in which such Person is a general partner unless such debt is nonrecourse to such Person; and (j) all Contingent Liabilities of such Person in connection with the foregoing; provided that, notwithstanding anything to contrary contained herein, Debt shall not include (x) unsecured current liabilities incurred in the ordinary course

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of business other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments or (y) any obligations of such Person under any Company Reinsurance Agreement or any Primary Policy;

"Debtor Relief Laws"  means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Bermuda, the United Kingdom or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally;

"Default"  means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default;

"Default Rate"  means an interest rate (before as well as after judgment) equal to the Federal Funds Effective Rate plus 2.0 per cent per annum;

"Designated Borrower"  has the meaning assigned to such term in the introductory paragraph hereto;

"Designated Borrower Request and Assumption Agreement"  has the meaning assigned to such term in Section 2.14;

"Designated Person"  means a person or entity;

"Dollar"  and "$"  mean lawful money of the United States;

"Dollar Equivalent"  means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency;

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in paragraph (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in paragraphs (a) or (b) of this definition and is subject to consolidated supervision with its parent;

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway;

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

"Eligible Collateral"  means Asset Backed Securities, Cash, certificates of deposit, commercial paper, Corporate Securities, Federal Agency Debt, Government Debt, Freely Transferable Debt of FHMLC and FNMA, supranational securities and OECD (Organisation for Economic Co-operation and Development) government securities which (a) are denominated in Dollars, (b) except in the case of Cash, for the purposes of calculating the Adjusted Fair Market Value thereof, have the required rating and/or maximum tenor as set forth in schedule  1, (c) are capable of being marked to market on a daily basis and (d) are held in a Collateral Account; provided that during the existence of an Event of Default, only Cash may be substituted for

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existing Eligible Collateral and all cash proceeds from the sale of any Eligible Collateral shall be invested in Cash unless the Issuer agrees otherwise;

"EMU Legislation"  means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency;

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein);

"ERISA"  means the Employee Retirement Income Security Act of 1974, as amended from time to time;

"ERISA Affiliate"  means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code;

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time;

"Euro"  and "EUR"  mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation;

"Event of Default"  has the meaning assigned to such term in Section 7;

"Everest Bermuda"  has the meaning set forth in the preamble;

"Everest Bermuda Security Agreement"  means the Security Agreement dated as of the date hereof between Everest Bermuda and the Issuer;

"Everest Group"  means Everest Re Group, Ltd., a Bermuda company;

"Excluded Taxes"  means, with respect to any payment made by or on account of any obligation of any Borrower under any Facility Document, any of the following Taxes imposed on or with respect to the Issuer or required to be withheld or deducted from a payment to the Issuer:

(a)        income or franchise Taxes imposed on (or measured by) net income (i) by the jurisdiction under the Laws of which the Issuer is organized or in which its principal office is located or in which its applicable lending office is located or (ii) Other Connection Taxes;

(b)        any branch profits or similar Taxes imposed by a jurisdiction under the Laws of which the Issuer is organized or in which its principal office is located or in which its applicable lending office is located;

(c)         withholding Taxes attributable solely to the Issuer's failure to deliver to such Borrower such properly completed and executed documentation if such documentation would have permitted the payments to which the withholding Taxes relate to be made without

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withholding or at a reduced rate of withholding, provided the Issuer has determined it is legally able to furnish such documentation;

(d)        in respect of a US Borrower, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Issuer pursuant to a law in effect on the date on which (i) such Issuer becomes a party to this Agreement or (ii) such Issuer changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Issuer’s assignor immediately before such Issuer became a party hereto or to such Issuer immediately before it changed its lending office; or

(e)        withholding Taxes imposed under FATCA;

"Facility Documents"  means, collectively, this Agreement, the L/C Documents, and each Security Document;

"Fair Market Value" means:

(a)        with respect to any Government Debt, Federal Agency Debt, Debt issued by FHMLC or FNMA or other publicly-traded security the closing price for such security on Bloomberg, Inc. or, if Bloomberg, Inc. is not available, another quotation service reasonably acceptable to the Issuer;

(b)        with respect to Cash, the amount thereof; and

(c)         with respect to any Eligible Collateral (other than those set forth in paragraph (a) or (b) of this definition), the price for such Eligible Collateral on the date of calculation obtained from a generally recognized source approved by the Issuer or the most recent bid quotation from such approved source (or, if no generally recognized source exists as to such Eligible Collateral, any other source specified by a Borrower to which the Issuer does not reasonably object);

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code

"Federal Agency"  means any of the following agencies of the federal government of the United States: (a) any Federal Farm Credit Bank of the Farm Credit System; (b) the Federal Home Loan Bank; (c) GNMA; and (d) such other federal agencies as are reasonably acceptable to the Issuer;

"Federal Funds Effective Rate"  means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds target upper bound rate; provided, that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; provided, further, that if the Federal Funds Effective Rate

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for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero;

"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source;

"Federal Reserve Board"  means the Board of Governors of the Federal Reserve System of the United States;

"Fees"  means the L/C Fees, the Commitment Fee and any other fees referred to in Section 2.6;

"FHMLC"  means the Federal Home Mortgage Loan Corporation;

"Financial Officer"  means the chief financial officer, chief investment officer, principal accounting officer, treasurer or controller of a Borrower;

"Financial Strength Rating"  means with respect to any Borrower, the financial strength rating of such Borrower as determined by A.M. Best Company, Inc.;

"Fitch"  means Fitch Ratings Inc. and any successor thereof;

"FNMA"  means the Federal National Mortgage Association;

"Foreign Pension Plan"  means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Borrower or any of its Subsidiaries primarily for the benefit of employees of such Borrower or any one or more of its Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code;

"Freely Transferable"  means securities which are freely transferable and traded in established and recognized markets and as to which there are readily available price quotations;

"GAAP"  means generally accepted accounting principles in the United States of America as in effect as of the date of determination thereof;

"GNMA" means the Government National Mortgage Association;

"Government Debt"  means Freely Transferable Debt issued by the U.S. Treasury Department or backed by the full faith and credit of the United States;

"Governmental Authority"  means any nation or government, or any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank);

"Hedging Obligations"  means, with respect to any Person, the liability of such Person under any futures contract or options contract, interest rate swap agreements or interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements) designed to protect such Person against fluctuations in interest rates or currency exchange rates.  Debt under a Hedging Obligation shall be the amount of such Person's net obligation, if any, under each hedging agreement (determined on the mark-to-market value for such

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agreement based upon a readily available quotation provided by a quotation source typically used for such type of hedging agreement or a recognized dealer in such type of hedging agreement);

"Indemnified Liabilities"  has the meaning assigned to such term in Section 9.3(b);

"Indemnified Taxes"  means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Facility Document and (b) to the extent not otherwise described in paragraph (a), Other Taxes;

"Indemnitee"  has the meaning assigned to such term in Section 9.3(b);

"Information"  has the meaning assigned to such term in Section 9.12;

"Insurance Subsidiary" means Everest Bermuda, each other Borrower and each Subsidiary of a Borrower which is licensed by any Governmental Authority to engage in the insurance business as a risk bearing entity;

"Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, domain names, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs;

"Investment Guidelines"  means, with respect to any Borrower or any Subsidiary, the "Statement of Investment Policy and Objectives" of such Borrower or Subsidiary as in effect on, and delivered to the Issuer on or prior to, the Closing Date, as may be changed from time to time by a resolution duly adopted by the board of directors of such Borrower or Subsidiary (or any committee thereof);

"ISP"  means the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice or such later version thereof as may be in effect at the time of issuance of a Letter of Credit;

"Issuer"  means Barclays Bank as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  The Issuer may, in its discretion, arrange for (a) one or more Letters of Credit to be issued by Affiliates or branches of the Issuer, in which case the term "Issuer" shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch and (b) any Letter of Credit that is (i) to be issued to beneficiaries located in Australia or Canada, (ii) denominated in Australian Dollars or Canadian Dollars or (iii) to be issued to beneficiaries requesting a confirming bank, to be confirmed by a third party confirming bank located in the related country and acceptable to the Issuer (acting reasonably), which confirming bank shall have entered into a letter of credit arrangement acceptable to the Issuer whereby such confirming bank separately undertakes to the beneficiary of such Letter of Credit that, subject to the terms and conditions of such Letter of Credit, demands for payment (or acceptance and payment) under such Letter of Credit will be met by such confirming bank (each, a "Confirming Bank");

"Issuer's Office"  means, with respect to any currency, the Issuer's address and, as appropriate, account as set forth in schedule 3 with respect to such currency, or such other address or account with respect to such currency as the Issuer may from time to time notify to Everest Bermuda;

"Judgment Currency"  has the meaning assigned to such term in Section 9.18;

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"Laws"  means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority;

"L/C Application"  means an application and agreement for the issuance or amendment of a Letter of Credit, a form of which is attached hereto as schedule 4, or such other form from time to time in use by the Issuer;

"L/C Credit Extension"  means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof (including each Non-Renewal Notice Date), or the increase of the amount thereof;

"L/C Documents"  means, as to any Letter of Credit, each L/C Application and any other document, agreement and instrument entered into by the Issuer and the Applicant or in favor of the Issuer and relating to such Letter of Credit;

"L/C Expiration Date"  means the date that is 12 months (or in the case of Letters of Credit denominated in Australian Dollars, 24 months, solely if necessary for regulatory purposes) after the Commitment Termination Date (or if such day is not a Business Day, the immediately preceding Business Day);

"L/C Fee"  has the meaning assigned to such term in Section 2.6(b);

"L/C Obligations"  means, as of any date of determination, the Dollar Equivalent of the aggregate amount available to be drawn under all outstanding Letters of Credit plus the Dollar Equivalent of the aggregate of all Reimbursement Obligations (including Unpaid Reimbursement Obligations) after giving effect to any L/C Credit Extensions on such date and repayment of any Reimbursement Obligations with respect to Letters of Credit on such date.  The L/C Obligations of any Borrower shall be the aggregate amount available to be drawn under all outstanding Letters of Credit issued for the account of such Borrower plus the aggregate of all Reimbursement Obligations (including Unpaid Reimbursement Obligations) owed by such Borrower;

"Letter of Credit"  means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency;

"Lien"  means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise;

"Material Adverse Effect"  means any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which results in:

(a)        a material adverse effect on the financial condition, operations, business, properties, or assets of (i) any Borrower individually or (ii) any Borrower and its Subsidiaries, taken as a whole;

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(b)        a material adverse effect on the ability of any Borrower to perform any of its Obligations under any of the Facility Documents to which it is a party; or

(c)         a material adverse effect on the validity, binding effect or enforceability of this Agreement or any of the other Facility Documents (other than a Letter of Credit), a material adverse effect on the rights, remedies or benefits available to the Issuer under any Facility Document;

"Material Debt"  shall mean any Debt in an aggregate principal amount exceeding $50,000,000.  For the purposes of determining Material Debt for any letters of credit, the "principal amount" of the obligations in respect of any letter of credit shall be the stated amount of the applicable letter of credit;

"Maximum Rate"  has the meaning assigned to such term in Section 9.14;

"Moody's"  means Moody's Investors Service, Inc. and any successor thereto;

"Multiemployer Plan"  means a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

"Net Equity Issuance Proceeds"  means, in respect of any issuance of Equity Interests of Everest Bermuda or any of its Subsidiaries, cash proceeds received in connection therewith, net of underwriting discounts and commissions and out-of-pocket costs and expenses and disbursements paid or incurred in connection therewith in favor of any Person not an Affiliate of any Borrower;

"Net Income" means, with respect to any Person for any period, the net income (or loss), after extraordinary items, taxes and all other items of expense and income of such Person for such period, determined in accordance with GAAP.

"Nonrenewal Notice Date"  has the meaning assigned to such term in Section 2.2(b);

"Notice of Exclusive Control"  means a written notice, in the form attached to the applicable Control Agreement, given by the Issuer to a Custodian upon an Event of Default that the Issuer is exercising sole and exclusive control of a Collateral Account and the Collateral credited thereto;

"Obligations"  means all indebtedness, obligations and liabilities of the Borrowers to the Issuer existing on the date of this Agreement or arising thereafter (including interest and fees that accrue after the commencement by or against any Borrower of any proceeding under Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Facility Documents or in respect of any Reimbursement Obligations incurred under any Letter of Credit or other instrument at any time evidencing any thereof and arising by contract, operation of law or otherwise;

"Organization Documents"  means, (a) with respect to any corporation or company, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation

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or organization and, if applicable, any certificate or articles of formation or organization of such entity;

"Other Connection Taxes"  means, with respect to the Issuer, Taxes imposed as a result of a present or former connection between the Issuer and the jurisdiction imposing such Tax (other than connections arising from the Issuer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Letter of Credit or Facility Document);

"Other Taxes"  means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment;

"Outstanding Amount" means, with respect to any L/C Obligations of the Borrowers on any date, the aggregate amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of any drawing under any Letter of Credit.

"Participating Member State"  means each state so described in any EMU Legislation;

"PATRIOT Act"  means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));

"Person"  means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity;

"Plan"  means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA;

"Primary Policies"  means any insurance or reinsurance policies issued by any Insurance Subsidiary or any third party on behalf of an Insurance Subsidiary;

"Private Act"  means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Borrower, in whole or in part;

"Process Agent"  has the meaning assigned to such term in Section 9.9(d);

"Quarterly Statement"  means, as to any Insurance Subsidiary, the financial statement of such Person with respect to any fiscal quarter as required to be filed with the applicable Governmental Authority in such Person's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP;

"Reimbursement Obligation"  means an Applicant's obligation to reimburse the Issuer on account of any drawing under any Letter of Credit as provided in Section 2.2(c);

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"Related Parties"  means, as to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, custodians, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates;

"Responsible Officer"  means with respect to any Borrower (a) the president, chief executive officer, chief financial officer, chief investment officer, chief operating officer, treasurer, controller or any vice-president of such Borrower, (b) solely for purposes of the delivery of incumbency certificates and certified Organization Documents and resolutions pursuant to Section 4.1, any vice president, secretary or assistant secretary of such Borrower and (c) solely for purposes of requests for L/C Credit Extensions, prepayment notices and notices for Commitment terminations or reductions given pursuant to Section 2, any other officer or employee of such Borrower so designated from time to time by one of the foregoing officers in a notice to the Issuer (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Issuer);

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority;

"Retrocession Agreements"  means any agreement, treaty, certificate or other arrangement whereby an Insurance Subsidiary cedes to another insurer all or part of such Insurance Subsidiary's liability under a policy or policies of insurance insured or reinsured by such Insurance Subsidiary;

"Revaluation Date"  means with respect to any Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) each date of the calculation of outstanding L/C Obligations in connection with the delivery of a Collateral Compliance Certificate hereunder and (v) such additional dates as the Issuer shall determine;

"S&P"  Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor to its rating agency business;

"Same Day Funds"  means with respect to any disbursements and payments, immediately available funds in Dollars;

"Sanctioned Country"  means, at any time, a country or territory which is the subject or target of any comprehensive Sanctions;

"Sanctioned Person"  means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person organized or resident in a Sanctioned Country in violation of Sanctions or (c) any Person controlled by any such Person;

"Sanctions"  means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by:

(a)        the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or

(b)        the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom;

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"SAP"  means, as to each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority for the preparation of its financial statements and other reports by insurance companies of the same type as such Insurance Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by Everest Bermuda pursuant to Section 1.3;

"Security Agreement" means (i) the Everest Bermuda Security Agreement and (ii) any other security agreement substantially in the form attached hereto as appendix 3 or such other agreement acceptable to the Issuer pursuant to which a Lien is granted on any Collateral;

"Security Documents" means:

(a)        each Security Agreement;

(b)        each Control Agreement; and

(c)         any other agreement creating or perfecting security interests or rights in the Collateral;

"Solvent"  means, when used with respect to a Person, that:

(a)        the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed),

(b)        such Person is able to pay its debts or obligations in the ordinary course as they mature and

(c)         such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted;

"Spot Rate"  for a currency means the rate determined by the Issuer to be the rate quoted by the Issuer as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office on the date as of which the foreign exchange computation is made; provided that the Issuer may obtain such spot rate from another financial institution designated by the Issuer if the Issuer does not have as of the date of determination a spot buying rate for any such currency;

"Sterling"  means the lawful currency of the United Kingdom;

"Subsidiary"  of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity (in each case, whether or not existing as of the date hereof) of which a majority of the of shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person.  Unless otherwise specified, all references herein to a "Subsidiary"  or to "Subsidiaries"  shall refer to a Subsidiary or Subsidiaries of Everest Group or Everest Bermuda, as applicable;

"Supranational Debt" means (a) Freely Transferable Debt issued or backed by (i) the International Bank for Reconstruction & Development, (ii) the European Bank for Reconstruction & Development, (iii) the Inter American Development Bank, (iv) the International Monetary Fund, (v) the European Investment Bank, (vi) the Asian Development

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Bank, (vii) the African Development Bank and (viii) the Nordic Development Bank and (b) OECD Government Securities that are issued or backed by the Government of any member of the Organization for Economic Co-operation and Development and are Freely Transferable Debt;

"Taxes"  means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto;

"Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the other Facility Documents and the issuance of Letters of Credit hereunder;

"UCC"  means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction;

"UCP"  means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of a Letter of Credit;

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms;

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution;

"United States"  and "U.S."  mean the United States of America;

"Unpaid Reimbursement Obligation"  has the meaning assigned to such term in Section 2.2(c).  Solely for purposes of calculating the L/C Obligations and any component thereof, Reimbursement Obligations which have been paid by application of proceeds of Collateral by the Issuer shall not constitute Unpaid Reimbursement Obligations;

"Upfront Fee Letter"  means each upfront fee letter entered into from time to time between Everest Bermuda and Barclays Bank;

"US Borrower"  means a Borrower organized under the laws of the United States, any State thereof or the District of Columbia;

"WAL" means weighted average life from the date of determination;

"Wholly-Owned Subsidiary"  means, with respect to any Person at any date, any Subsidiary of such Person all of the Capital Stock or which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person; and

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to

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provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2                  Terms Generally

(a)               The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise:

(i)                any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(ii)              any reference herein to any Person shall be construed to include such Person's successors and assigns;

(iii)               the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(iv)             all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement;

(v)               any reference to any Law herein shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time; and

(vi)             the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)              In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

1.3                  Changes in GAAP

If Everest Bermuda notifies the Issuer that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

1.4                  Exchange Rates; Currency Equivalents

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(a)               The Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and L/C Obligations denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by a Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Facility Documents shall be such Dollar Equivalent amount as so determined by the Issuer.

(b)              Wherever in this Agreement in connection with the issuance, amendment, extension or renewal of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Issuer, as the case may be.

1.5                  Additional Alternative Currencies

(a)               An Applicant may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of "Alternative Currency"; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.

(b)              Any such request shall be made to the Issuer not later than 11:00 a.m. (New York City time), no less than five Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Issuer in its sole discretion).  The Issuer shall notify the Applicant not later than 11:00 a.m. (New York City time), no more than three Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.  Any failure by the Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the Issuer to permit Letters of Credit to be issued in such requested currency.  If the Issuer consents to the issuance of Letters of Credit in such requested currency, the Issuer shall so notify the Applicant and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances.

1.6                  Change of Currency

(a)               Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(i)                any reference in the Facility Documents to, and any obligations arising under the Facility Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Issuer (after consultation with Everest Bermuda); and

(ii)              any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Issuer (acting reasonably).

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(b)              If a change in any currency of a country occurs, this Agreement will, to the extent the Issuer (acting reasonably and after consultation with Everest Bermuda) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant market relation to that currency and otherwise to reflect the change in currency.

2.                     COMMITMENTS

2.1                  Commitment

Subject to the terms and conditions set forth herein, the Issuer agrees (a) from time to time on any Business Day during the Availability Period, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of each Borrower and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.2, and (b) to honor drawings under the Letters of Credit; provided that after giving effect to any L/C Credit Extension, (i) the L/C Obligations shall not exceed the Commitment Amount, and (ii) the L/C Obligations of the Applicant shall not exceed such Applicant's Collateral Coverage Amount; provided further that no more than three Letters of Credit may be issued on any day. The L/C Obligations of each Borrower shall be several in nature and no Borrower will be liable for the L/C Obligations of another Borrower.

2.2                  Letters of Credit

(a)               Generally.

(i)                The Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing such Letter of Credit, or any Law (including with respect to Sanctions) applicable to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuer in good faith deems material to it;

(B)              the issuance of such Letter of Credit would violate one or more policies of the Issuer applicable to letters of credit generally and/or Sanctions;

(C)              except as otherwise agreed by the Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(D)              the Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency or, (x) in the case of a Letter of Credit requested in Australian Dollars or Canadian Dollars or where the beneficiary is located in Australia or Canada, or (y) to the extent the relevant beneficiary has requested use of a Confirming Bank, the Issuer is not able to arrange for a Confirming Bank in respect of such Letter

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of Credit (including as a result of the Correspondent Issuance Costs not being approved by the Borrowers pursuant to Section 2.6(b));

(E)              the Borrower requesting such Letter of Credit is an Irish company, unless the beneficiary of such Letter of Credit is neither habitually resident in Ireland nor has a place of establishment in Ireland; or

(F)               such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii)              The Issuer shall not be under any obligation to amend or extend any Letter of Credit if (A) the Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto or (C) such Letter of Credit is (x) issued to a beneficiary located in Australia or Canada, (y) issued in Australian Dollars or Canadian Dollars or (z) otherwise issued with a Confirming Bank and, in each such case, the Confirming Bank in respect of such Letter of Credit does not accept the proposed amendment or extension thereto and the Issuer is not able to select a replacement Confirming Bank.

(iii)             Each Letter of Credit shall expire at or prior to the close of business on the earliest of (A) the date requested by the Applicant and (B) the L/C Expiration Date.

(b)              Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)                Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Applicant delivered to the Issuer in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of such Applicant.  Such L/C Application must be received by the Issuer not later than 11:00 a.m. (New York City time) at least five Business Days (or such shorter period as the Issuer may agree in a particular instance) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the Issuer: (A) the name of the Applicant, (B) the name of the account party (if different), (C) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (D) the amount and currency thereof; (E) the expiry date thereof (which shall be the earlier of the date which is 12 months from the date of issuance (or, in the case of Letters of Credit denominated in Australian Dollars, 24 months, solely if necessary for regulatory purposes) or the L/C Expiration Date); (F) the name and address of the beneficiary thereof (which shall not be Lloyd's of London or members of its syndicate); (G) the documents to be presented by such beneficiary in case of any drawing thereunder; and (H) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder.  In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); and (3) the nature of the proposed amendment.  Additionally, such Applicant shall furnish to the Issuer such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Documents, as the Issuer may reasonably require.

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(ii)              Upon confirmation by the Issuer that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions set forth herein, including, without limitation, Section 4.2, the Issuer shall, on the requested date, issue a Letter of Credit for the account of such Applicant or enter into the applicable amendment, as the case may be.

(iii)             If an Applicant so requests in any applicable L/C Application, the Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit shall permit the Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such 12 month period to be agreed upon at the time such Letter of Credit is issued.  The Applicant shall not be required to make a specific request to the Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Issuer shall renew such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the Issuer shall not (x) permit any such renewal if the Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.2  or otherwise) or (y) be obligated to permit such renewal if it has determined or received notice (which may be in writing or by telephone (if immediately confirmed in writing)) on or before the day that is fourteen Business Days before the Nonrenewal Notice Date from the Applicant that one or more of the applicable conditions set forth in Section 4.2  is not then satisfied, and directing the Issuer not to permit such renewal.

(iv)             Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuer will also deliver to the Applicant a true and complete copy of such Letter of Credit or amendment.

(c)               Drawings and Reimbursement.  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuer shall notify the Applicant thereof, and the Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit.  The Applicant shall reimburse the Issuer in Dollars for the amount of such drawing under the Letter of Credit; provided that, in the case of a Letter of Credit denominated in an Alternative Currency, the Issuer may in its sole discretion demand or agree to accept reimbursement in such Alternative Currency instead of in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuer shall notify the Applicant of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  For a Letter of Credit to be reimbursed in Dollars, the Applicant shall reimburse the Issuer in an amount equal to the amount of such drawing and in the applicable currency by 3:00 p.m. (New York City time) on the next succeeding Business Day; provided that all fees related to such Letter of Credit shall continue to accrue through such next succeeding Business Day.  For a Letter of Credit to be reimbursed in an Alternative Currency, the Applicant shall reimburse the Issuer in an amount equal to the amount of such drawing and in the applicable currency by the Applicable Time on the next succeeding Business Day; provided that all fees related to such Letter of Credit shall continue to accrue through such next succeeding Business Day.  If the Applicant fails to so reimburse the Issuer by such time, the Dollar Equivalent of the amount of the unreimbursed drawing (the

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"Unpaid Reimbursement Obligation") shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  Any notice given by the Issuer pursuant to this Section 2.2  may be given by telephone if immediately confirmed in writing; provided that the lack of such confirmation shall not affect the conclusiveness or binding effect of such notice.

(d)              Obligations Absolute.  The obligation of an Applicant to reimburse the Issuer for each drawing under each Letter of Credit issued for its account and to repay each Reimbursement Obligation with respect thereto shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                any lack of validity or enforceability of such Letter of Credit or any term or provision thereof, any Facility Document, or any other agreement or instrument relating thereto;

(ii)              the existence of any claim, counterclaim, setoff, defense or other right that the Applicant may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)             any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)             any payment by the Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply strictly with the terms of such Letter of Credit; or any payment made by the Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)               any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Applicant in respect of such Letter of Credit;

(vi)             any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Applicant or in the relevant currency markets generally; or

(vii)            any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Applicant.

The Applicant shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Applicant's instructions or other irregularity, the Applicant will promptly notify

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the Issuer.  The Applicant shall be conclusively deemed to have waived any such claim against the Issuer and its correspondents unless such notice is given as aforesaid.

(e)               Role of Issuer.  The Issuer and the Applicant agree that, in paying any drawing under a Letter of Credit, the Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person executing or delivering any document.  Neither the Issuer, nor any of its correspondents, participants or assignees shall be liable for (i) any action taken or omitted in the absence of gross negligence or willful misconduct or (ii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application.  The Applicant hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Applicant from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither the Issuer nor any of the respective correspondents, participants or assignees of the Issuer shall be liable or responsible for any of the matters described in Section 2.2(d); provided that, notwithstanding anything in such Section to the contrary, the Applicant may have a claim against the Issuer, and the Issuer may be liable to the Applicant, to the extent, but only to the extent, of any direct (as opposed to indirect, special, punitive or exemplary) damages suffered by the Applicant which a court of competent jurisdiction determines in a final non-appealable judgment were caused by the Issuer's gross negligence or willful misconduct or the Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)                Applicability of ISP or UCP.  Unless otherwise expressly agreed by the Issuer and the Applicant when a Letter of Credit is issued, such Letter of Credit shall be subject to either the ISP or, if required by the applicable Governmental Authority regulating the beneficiary of such Letter of Credit, the UCP.

(g)               Conflict with L/C Application.  In the event of any conflict between the terms of this Agreement and the terms of any L/C Application, the terms hereof shall control.

2.3                  Cash Collateralization

If the L/C Obligations are accelerated pursuant to Section 7.1, and until the final expiration date of all Letters of Credit and thereafter so long as any L/C Obligations are payable hereunder, the applicable Borrower shall immediately cash collateralize its Letters of Credit with cash and cash equivalents in an amount equal to 102 per cent of the outstanding L/C Obligations and shall deposit such cash and cash equivalents in a special collateral account pursuant to arrangements satisfactory to the Issuer at the Issuer's office in the name of the applicable Borrower, but under the sole dominion and control of the Issuer.

2.4                  Termination or Reduction of Commitment

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The Everest Bermuda may, upon notice to the Issuer, terminate or reduce the unused portion of the Commitment; provided that (a) such notice shall be in writing and must be received by the Issuer at least three Business Days prior to the effective date of such termination or reduction, and shall be irrevocable, (b) any such partial reduction shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, (c) the Everest Bermuda shall not terminate or reduce the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the L/C Obligations would exceed the Commitment Amount.  Unless previously terminated, the Commitment shall automatically terminate on the date specified in paragraph (a) of the definition of "Commitment Termination Date".

2.5                  Interest

(a)               If any amount payable by a Borrower under this Agreement or any other Facility Document (including any interest, fees and other amount) is not paid when due, whether by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. While any Event of Default exists the L/C Fees shall accrue at the Default Rate.

(b)              Interest on Unpaid Reimbursement Obligations shall be payable upon the date of repayment and upon demand.

(c)               Interest hereunder shall be due and payable before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)              Any interest accruing on any unpaid and overdue amount will be compounded daily but will remain due and payable on demand.

2.6                  Fees

(a)               Commitment Fee

The Everest Bermuda shall pay to the Issuer a commitment fee (the "Commitment Fee"), in Dollars, equal to 0.125 per cent per annum times the actual daily amount by which the Commitment Amount exceeds the L/C Obligations.  The accrued Commitment Fee shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the date hereof, and on the Commitment Termination Date.

(b)              L/C Fees

Each Applicant agrees to pay to the Issuer a Letter of Credit fee, in Dollars with respect to the Stated Amount of each of its outstanding Letters of Credit (the "L/C Fee"), during the period from and including the Closing Date to but excluding the later of the Commitment Termination Date and the date on which the Issuer ceases to have any L/C Obligations thereunder, in an amount equal to the product of (x) the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) times (y) 0.375 per cent per annum, calculated in accordance with Section 2.6(c) below.  Accrued L/C Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and ending on the earlier of (i) the date, after the Commitment Termination Date, on which there are no outstanding Letters of Credit and (ii) the L/C Expiration Date; provided that any such fees accruing after the L/C Expiration Date shall be payable on

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demand.  Notwithstanding anything herein to the contrary, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.  In addition, each Applicant agrees to pay to the Issuer, in Dollars, (i) the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuer relating to letters of credit as from time to time in effect, and (ii) with respect to Letters of Credit issued to beneficiaries located other than in the United States or the United Kingdom or with respect to Letters of Credit issued in currencies other than Dollars or Sterling, if there will be any fees and expenses charged by any correspondent or Confirming Bank in connection with such Letter of Credit ("Correspondent Issuance Costs"), the Issuer shall, as soon as reasonably practicable, advise the Applicant of such Correspondent Issuance Costs and such Letter of Credit shall not be issued unless and until such Correspondent Issuance Costs have been approved by the Applicant, notwithstanding the timeframes for the issuance of Letters of Credit required by Section 2.2.  All of such fees, costs and charges described in the immediately preceding sentence shall be payable to the Issuer within three Business Days after its demand therefor and are non-refundable.

(c)               Upfront Fees

The Borrowers shall pay an upfront fee to the Issuer on the Closing Date, in an amount set out in the invoice issued to Everest Bermuda by the Issuer on or prior to the Closing Date.

(d)              Tariff Charges

The Borrowers shall pay the tariff charges set out in schedule 5 to this Agreement in connection with each item set out in such schedule.

(e)               Fee Computation

The L/C Fees and the Commitment Fee shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Issuer of a fee hereunder shall be conclusive absent manifest error.

2.7                  Evidence of Debt

Issuer shall maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to Issuer resulting from each L/C Credit Extension.  The entries made in the records maintained pursuant to this Section 2.7 shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein.  Any failure of the Issuer to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of any Borrower under this Agreement and the other Facility Documents.

2.8                  Payments Generally

(a)               Payments by a Borrower

All payments to be made by a Borrower under any Facility Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  All payments by a Borrower shall be made to the Issuer at the Issuer's Office in Dollars and in Same Day Funds not later than 3:00 p.m. (New York City time) on the date specified herein or, in the case of any payment in an Alternative Currency, not later than the Applicable Time on the date specified herein.  With respect to L/C Obligations

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denominated in an Alternative Currency and payable in Dollars, the Applicant shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

All amounts received by the Issuer after (i) 3:00 p.m. (New York City time), in the case of payments in Dollars, or (ii) the Applicable Time, in the case of payments in an Alternative Currency, shall in each case be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue.  If any payment to be made by a Borrower shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Commitment Termination Date, payment shall be made on the immediately preceding Business Day.

(b)              Application of Insufficient Payments

Subject to Section 7.2, if at any time insufficient funds are received by and available to the Issuer with respect to an Applicant to pay fully all amounts of such Borrower's principal, Unpaid Reimbursement Obligation, interest and fees then due hereunder, such funds shall be applied (i) first, to pay such Borrower's interest and fees then due hereunder and (ii) second, to pay such Borrower's Unpaid Reimbursement Obligations then due hereunder.

2.9                  Compensation for Losses

Upon written demand of the Issuer from time to time, setting forth in reasonable detail the basis for calculating such compensation, each Applicant shall promptly (but in any event within ten days) after such demand compensate the Issuer for and hold the Issuer harmless from any loss, cost or expense incurred by it as a result of any failure by the Applicant to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date, including, any loss or expense arising from the liquidation or reemployment of funds obtained by it from fees payable to terminate the deposits from which such funds were obtained, or from the performance of any foreign exchange contract; provided that, for the avoidance of doubt, no Applicant shall be obligated to compensate the Issuer under this Section for any loss of anticipated profits in respect of any of the foregoing.

2.10              Taxes

(a)               Payments Free of Taxes

Any and all payments by or on account of any obligation of any Borrower under any Facility Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable Law (as determined in the good faith discretion of the Issuer) requires the deduction or withholding of any Tax from any such payment by such Borrower, then such Borrower shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after making such deductions or withholdings (including such deductions or withholdings applicable to additional sums payable under this Section) the Issuer receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

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(b)              Payment of Other Taxes by the Applicant

Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Issuer timely reimburse the Issuer for the payment of, any Other Taxes.

(c)               Indemnification by the Applicant

Each Borrower shall indemnify the Issuer within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Issuer with respect to such Applicant and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Applicant by the Issuer shall be conclusive absent manifest error.

(d)              Evidence of Payments

As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section, such Applicant shall deliver to the Issuer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Issuer.

(e)               Treatment of Certain Refunds

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10  with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this paragraph (e) to the contrary, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the  indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)               Indemnification by the Issuer

The Issuer shall indemnify each Borrower within ten days after demand therefor, for any Excluded Taxes attributable to the Issuer and that are payable or paid by such Borrower in connection with any Facility Document, and any reasonable expenses arising

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therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Issuer by such Borrower shall be conclusive absent manifest error.

2.11              Increased Costs

(a)               Increased Costs Generally

If any Change in Law shall:

(i)                impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Issuer;

(ii)              subject the Issuer to any Taxes, other than;

(A)               Indemnified Taxes;

(B)              Taxes described in paragraphs (c) through (e) of the definition of "Excluded Taxes"; and

(C)              Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes or that are franchise or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)             impose on the Issuer any other condition, cost or expense (except, in each case, with respect to Taxes) affecting this Agreement or any Letter of Credit,

and the result of any of the foregoing shall be to increase the cost to the Issuer of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Issuer hereunder (whether of interest or any other amount) then, upon request of the Issuer, the Borrowers will pay to the Issuer such additional amount or amounts as will compensate the Issuer for such additional costs incurred or reduction suffered.

(b)              Capital and Liquidity Requirements

If the Issuer determines that any Change in Law affecting the Issuer, any of its applicable lending offices or its holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on capital for the Issuer or its holding company, if any, as a consequence of this Agreement, the Commitment of the Issuer or the Letters of Credit issued by the Issuer, to a level below that which the Issuer or its holding company could have achieved but for such Change in Law (taking into consideration the Issuer's or its holding company's policies with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to the Issuer such additional amount or amounts as will compensate the Issuer or its holding company for any such reduction suffered.

(c)               Certificates for Reimbursement

A certificate of the Issuer setting forth in reasonable detail the amount or amounts necessary to compensate the Issuer or its holding company as specified in paragraph (a)

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or (b) of this Section and delivered to such Borrower, shall be conclusive absent manifest error.  Such Borrower shall pay the Issuer the amount shown as due on any such certificate promptly (but in any event within ten days) after receipt thereof.

(d)              Delay in Requests

Failure or delay on the part of the Issuer to demand compensation pursuant to this Section shall not constitute a waiver of the Issuer's right to demand such compensation; provided that no Borrower shall be required to compensate the Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than three months prior to the date that the Issuer notifies such Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.12              Illegality

If it becomes unlawful in any applicable jurisdiction for the Issuer to issue or maintain any Letter of Credit:

(a)               the Issuer shall promptly notify Everest Bermuda upon becoming aware of that event; and

(b)              upon the Issuer notifying Everest Bermuda, the Issuer shall have no obligation to issue or maintain any Letter of Credit in such jurisdiction.

2.13              Mitigation Obligations

If at any time the Issuer requests compensation under Section 2.10  or Section 2.11, then the Issuer shall, at the request of Everest Bermuda, use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of the Issuer, such designation or assignment:

(a)               would eliminate or reduce amounts payable pursuant to Section 2.10  or Section 2.11, as the case may be, in the future; and

(b)              in each case, would not subject the Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Issuer. Everest Bermuda hereby agrees to pay all reasonable costs and expenses incurred by the Issuer in connection with any such designation or assignment.

2.14              Designated Borrowers

(a)               Everest Bermuda may at any time, upon not less than 15 days' notice from Everest Bermuda to the Issuer (or such longer period as is determined by the Issuer to be reasonably necessary for the Issuer to comply with governmental or regulatory requirements), request to designate any additional Insurance Subsidiary of Everest Group (a "Designated Borrower") as a Borrower to request Letters of Credit by delivering to the Issuer a duly executed notice and agreement in substantially the form of appendix 4 (a "Designated Borrower Request and Assumption Agreement").  If, following receipt by the Issuer of a duly completed Designated Borrower Request and Assumption Agreement, the Issuer agrees (in its sole discretion) that a Designated Borrower shall be entitled to request L/C Credit Extensions hereunder, then promptly

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following receipt of all items set forth in Section 4.2(f), the Issuer shall send the accepted Designated Borrower Request and Assumption Agreement to such Designated Borrower and Everest Bermuda and the effective date upon which the Designated Borrower shall constitute a Borrower for purposes hereof, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no L/C Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date. For the avoidance of doubt, (a) the parties hereto acknowledge and agree that prior to any Designated Borrower becoming entitled to request L/C Credit Extensions, the Issuer shall have received the items set forth in Section 4.2(f), and (b) the Issuer shall have no obligation to agree to any proposed Designated Borrower becoming a Designated Borrower hereunder pursuant to this Section (notwithstanding the fact that all items under Section 4.2(f) may have been delivered to the Issuer), and any decision to accept a Designated Borrower shall be in the sole discretion of the Issuer.

(b)              Everest Bermuda and each Insurance Subsidiary of Everest Group that is or becomes a "Designated Borrower" pursuant to this Section 2.14  hereby irrevocably appoints Everest Bermuda as its agent for all purposes relevant to this Agreement and each of the other Facility Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Everest Bermuda, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Everest Bermuda in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(c)               Everest Bermuda may from time to time, upon not less than five Business Days' notice from Everest Bermuda to the Issuer (or such shorter period as may be agreed by the Issuer in its sole discretion), terminate a Designated Borrower's status as such, provided that there are no Letters of Credit issued for the account of such Designated Borrower or other amounts payable by such Designated Borrower hereunder, as of the effective date of such termination.

2.15              [Reserved]

2.16              [Reserved]

3.                     REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Issuer that:

3.1                  Corporate Authority

(a)               Incorporation; Good Standing

Such Borrower (a) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

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(b)              Authorization; Enforceability

The Transactions are within such Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action.  Each Facility Document to which such Borrower is a party has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.2                  Governmental Approvals; No Conflicts

The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable Law or the Organization Documents of such Borrower or any order of any Governmental Authority applicable to such Borrower and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower.

3.3                  Financial Condition; No Material Adverse Change

(a)               Financial Statements

Each Borrower has heretofore furnished to the Issuer the unaudited consolidated balance sheet and statements of income of such Borrower as of and for the fiscal quarter ended June 30, 2021. Such financial statements present fairly, in all material respects, the financial position and results of operations of such Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

(b)              No Material Adverse Changes.  Since December 31, 2020, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

3.4                  Properties

(a)               Good Title.  Such Borrower has good title to, or valid leasehold interests in, all its real and personal property material to its business, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)              Intellectual Property.  Such Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of such Borrower, the use thereof by such Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.5                  Litigation

There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened in writing against or affecting such Borrower or any of its Subsidiaries (a) that could reasonably be expected,

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individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

3.6                  Compliance with Laws and Agreements

Each of such Borrower and its Subsidiaries is in compliance with: (i) its Organization Documents and (ii) all Laws and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.7                  Investment Company Status

No Borrower is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.  No Borrower is engaged in "investment business" as defined in the Investment Business Act 2003 of Bermuda, as amended.

3.8                  Taxes

Each of such Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

3.9                  ERISA

No Borrower has any direct obligations or direct liability under any Plan, and except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate has any obligation or liability with respect to any Plan.

3.10              Insurance Licenses

As of the Closing Date,

(a)               schedule 2 attached hereto lists all of the jurisdictions in which any Borrower holds active licenses and is authorized to transact insurance business;

(b)              no such license is the subject of a direction issued by an Applicable Insurance Regulatory Authority, proceeding for suspension or revocation, there is no sustainable basis for such suspension or revocation, and to such Borrower's knowledge, no such suspension or revocation has been threatened by any Governmental Authority;

(c)               schedule 2 also indicates the type or types of insurance in which any Borrower is permitted to engage with respect to each license therein listed; and

(d)              no Borrower nor any Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction where it would be unlawful for it to do so.

3.11              Subsidiaries

As of the Closing Date, such Borrower has no Subsidiaries.

3.12              Material Agreements

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Neither such Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

3.13              Disclosure

Such Borrower has disclosed to the Issuer all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of such Borrower to the Issuer in connection with the negotiation of this Agreement or delivered hereunder taken as a whole (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projected financial information is as to future events and is not to be viewed as fact and that actual results during the period or periods covered by any such information may differ significantly from the projected results and such differences may be material).

As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

3.14              Solvency

Such Borrower and each Subsidiary of such Borrower are, on a consolidated basis, Solvent.

3.15              Foreign Pension Plan

Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a)               each Foreign Pension Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable Laws, statutes, rules, regulations and orders (including all funding requirements and the respective requirements of the governing documents for each such Foreign Pension Plan) and has been maintained, where required, in good standing with applicable regulatory authorities;

(b)              all contributions required to be made with respect to a Foreign Pension Plan have been timely made;

(c)               no actions or proceedings have been taken or instituted to terminate or wind up a Foreign Pension Plan;

(d)              neither such Borrower nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and

(e)               no Foreign Pension Plan is a defined benefit plan.

3.16              Anti-Corruption Laws and Sanctions

Such Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by such Borrower, its Subsidiaries and

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their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of such Borrower its directors and agents (under the control of such Borrower or any Subsidiary), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) such Borrower, any Subsidiary or to the knowledge of such Borrower any of their respective directors, officers or employees, or (b) to the knowledge of such Borrower, any agent (under the control of such Borrower or Subsidiary) of such Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the letter of credit facility established hereby, is a Sanctioned Person.  No Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

3.17              Absence of Financing Statements

There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on any of the Collateral other than those in favor of the Issuer.

3.18              Perfection of Security Interest

All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken, or, where applicable Law requires filing after the execution of this Agreement (or the Security Agreements), will be taken, that are necessary or advisable, under applicable Law, to establish and perfect the Issuer's security interest in the Borrower's Collateral.  The Issuer acknowledges and agrees that the Collateral is subject to liens and set-off rights in favor of the Custodian as expressly permitted pursuant to the applicable Control Agreement (the "Custodial Lien and Set-off Rights").  The Collateral and the Issuer's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses other than the Custodial Lien and Set-off Rights.  Such Borrower is the owner of the Collateral free from any lien, encumbrance or security interest, other than the Custodial Lien and Set-Off Rights and the Liens granted hereby.

3.19              Use of Proceeds

Letters of Credit will be used solely to support Company Reinsurance Agreements, insurance or reinsurance agreements or the regulatory or supervisory requirements applicable to the Borrowers, provided that no Letter of Credit will be issued to Lloyd's of London or members of its syndicate (whether in connection with a Company Reinsurance Agreement or to provide supporting funds).

3.20              Representations as to Foreign Jurisdiction Matters

(a)               If such Borrower is not organized under the laws of the United States or a state thereof, such Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Facility Documents to which it is a party (the "Applicable Facility Documents"), and the execution, delivery and performance by such Borrower of the Applicable Facility Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Borrower is organized (the "Applicable Foreign Jurisdiction") in respect of its obligations under the Facility Documents.

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(b)              The Applicable Facility Documents are in proper legal form under the Laws of the Applicable Foreign Jurisdiction for the enforcement thereof against such Borrower under the Laws of the Applicable Foreign Jurisdiction, and to ensure the legality, validity, enforceability or admissibility in evidence of the Applicable Facility Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Facility Documents that the Applicable Facility Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Facility Documents or any other document, except for any such filing, registration, recording, execution or notarization that has been made and is in full force and effect, or is not required to be made until the Applicable Facility Documents are sought to be enforced, or any such filing, registration or recording with respect to the Security Agreements which will be made promptly after the execution of this Agreement (or the Security Agreements).

(c)               As of the Closing Date (or, in the case of a Designated Borrower, the date such Person becomes a Borrower), there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the Applicable Foreign Jurisdiction either (i) on or by virtue of the execution or delivery of the Applicable Facility Documents or (ii) on any payment to be made by such Borrower pursuant to the Applicable Facility Documents.

(d)              The execution, delivery and performance of the Applicable Facility Documents are, under applicable foreign exchange control regulations of the Applicable Foreign Jurisdiction, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in paragraph (ii) shall be made or obtained as soon as is reasonably practicable).

(e)               If the Borrower's Applicable Foreign Jurisdiction is Bermuda, such Borrower has not received any direction or other notification from the Bermuda Monetary Authority pursuant to Section 32 of the Bermuda Insurance Act and is not the subject of any Private Act.

3.21              No Event of Default

No Default has occurred and is continuing.

4.                     CONDITIONS

4.1                  Closing Date

The obligation of the Issuer to issue Letters of Credit hereunder is subject to the satisfaction (or waiver in accordance with Section 9.2) of the following conditions:

(a)               Executed Counterparts of this Agreement.  The Issuer shall have executed this Agreement and received a counterpart of this Agreement signed by Everest Bermuda (or written evidence satisfactory to the Issuer of a signed signature page to this Agreement that Everest Bermuda have signed a counterpart of this Agreement).

(b)              Executed Counterparts of the Security Documents.  The Issuer shall have received from Everest Bermuda, a counterpart of its applicable Security Documents executed by the parties thereto which shall be in full force and effect and shall be in form and substance satisfactory to the Issuer and the Issuer shall have viewing rights with respect to the Collateral Accounts subject to such Control Agreement.

(c)               Certificates.  The Issuer shall have received such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of the secretary, assistant secretary or Responsible Officers of Everest Bermuda as the Issuer may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Facility Documents.

(d)              Corporate Documents.  The Issuer shall have received such other documents and certificates (including Organization Documents and good standing (or similar) certificates) as the Issuer may reasonably request relating to the organization, existence and good standing of  and any other legal matters relating to Everest Bermuda, the Facility Documents or the transactions contemplated thereby.

(e)               Opinion of Counsel to Everest Bermuda.  The Issuer shall have received an opinion of Mayer Brown LLP, New York counsel to Everest Bermuda, addressed to the Issuer and dated the Closing Date, in form and substance satisfactory to the Issuer (and Everest Bermuda hereby instructs such counsel to deliver such opinion to the Issuer).

(f)                Opinion of Additional Counsel to Everest Bermuda  The Issuer shall have received (i) an opinion of Conyers Dill & Pearman Limited, Bermuda counsel to Everest Bermuda addressed to the Issuer and dated the Closing Date, in form and substance satisfactory to the Issuer (and Everest Bermuda hereby instructs such counsel to deliver such opinion to the Issuer).

(g)               Fees and Expenses.  Everest Bermuda shall have paid all fees, costs and expenses (including legal fees and expenses) agreed in writing to be paid by it to the Issuer in connection herewith to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to Everest Bermuda prior to the Closing Date).

(h)              KYC Information.  Everest Bermuda shall have provided to the Issuer the documentation and other information requested by the Issuer in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act.  If Everest Bermuda qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, it shall have provided to the Issuer a Beneficial Ownership Certification in relation to it.

(i)                Financial Strength Rating.  The Financial Strength Rating of Everest Bermuda shall be B++ or better.

(j)                Officer's Certificate.  The Issuer shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Everest Bermuda, confirming satisfaction of the conditions set forth in paragraph (i) of this Section and compliance with the conditions set forth in paragraphs (b) and (c) of the first sentence of Section 4.2.

(k)               Compliance Certificate.  The Issuer shall have received a duly completed Compliance Certificate of Everest Bermuda dated as of the Closing Date.

(l)                Process Agent Letter.  A letter from the Process Agent agreeing to the terms of Section 9.9(d) in respect of Everest Bermuda.

The Issuer shall notify Everest Bermuda of the Closing Date, and such notice shall be conclusive and binding on the Borrowers.

4.2                  Conditions to All L/C Credit Extensions

The obligation of the Issuer to make any L/C Credit Extension is additionally subject to the satisfaction of the following conditions:

(a)               the Issuer shall have received, except with respect to an Auto-Renewal Letter of Credit, an L/C Application, as applicable, in accordance with the requirements hereof;

(b)              the representations and warranties of the Borrowers set forth in this Agreement and in any other Facility Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such L/C Credit Extension (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);

(c)               no Default shall have occurred and be continuing or would result from such L/C Credit Extension or from the application of proceeds thereof;

(d)              in the case of a Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Issuer would make it impracticable for such L/C Credit Extension to be denominated in the relevant Alternative Currency;

(e)               following any L/C Credit Extension, the L/C Obligations shall not exceed the Commitment Amount and the L/C Obligations of a Borrower shall not exceed such Borrower's Collateral Coverage Amount;

(f)                In addition to satisfaction of the conditions in paragraphs (a) through (e), the obligation of the Issuer to make an initial L/C Credit Extension to a Designated Borrower is subject to the satisfaction of the conditions that the Issuer shall have received the following:

(i)                a Designated Borrower Request and Assumption Agreement executed by such Designated Borrower and Everest Bermuda, a Security Agreement executed by such Designated Borrower and the Issuer and a Control Agreement executed by the Designated Borrower, the Issuer and the applicable Custodian;

(ii)              all documents as shall reasonably demonstrate the existence of such Designated Borrower, the corporate power and authority of such Designated Borrower to enter into, and the validity with respect to such Designated Borrower of, this Agreement and the other Facility Documents to which it is a party and the incumbency of officers executing the Facility Documents (including an opinion of counsel to such Designated Borrower and, if such counsel is not licensed to practice in New York, an opinion of New York counsel), in form and substance reasonably satisfactory to the Issuer;

(iii)             a certificate of a Responsible Officer of such Designated Borrower either (A) attaching copies of all consents, licenses and approvals from a Governmental Authority required in connection with the execution, delivery and performance by such Designated Borrower and the validity against such Designated Borrower of the Facility Documents to which it is a party and confirming that such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(iv)             such corporate documents and other information as the Issuer shall reasonably request for purposes of the Patriot Act and its "Know Your Client" requirements, including, if such Designated Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Designated Borrower;

(v)               if such Designated Borrower is not organized in the United States or a state thereof, the Issuer shall not be subject to any legal or regulatory requirement to be licensed to do business in the jurisdiction in which such Designated Borrower is organized in order to make L/C Credit Extensions to such Designated Borrower or shall be otherwise prohibited from extending credit to such Designated Borrower; and

(vi)             A letter from the Process Agent agreeing to the terms of Section 9.9(d) in respect of such Designated Borrower.

Each request for an L/C Credit Extension hereunder and each L/C Credit Extension shall be deemed to constitute a representation and warranty by the Borrowers on and as of the date of the applicable L/C Credit Extension as to the matters specified in paragraphs (b) and (c) above in this Section.

5.                     AFFIRMATIVE COVENANTS

Until the Commitment has expired or been terminated and all Letters of Credit shall have expired or been terminated and all other Obligations have been paid in full, each Borrower covenants and agrees to:

5.1                  Financial Statements, Certificates and Information

Deliver to the Issuer:

(a)               within 150 days after the end of Everest Bermuda's fiscal year, the audited consolidated financial statements of Everest Bermuda for that fiscal year.  The consolidated financial statements will set forth in each case in comparative form the figures for the previous fiscal year as available, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Everest Bermuda and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)              commencing with the fiscal quarter ending September 30, 2021, within 70 days after the end of each of the first three quarters of each fiscal year of Everest Bermuda, unaudited consolidated balance sheet and related statements of operations for that financial quarter and the fiscal year to date.  The consolidated financial statements will set forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year as available, all certified by a Financial Officer of Everest Bermuda as presenting fairly in all material respects the financial condition and results of operations of Everest

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Bermuda and its consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)               concurrently with the delivery to the Issuer of the financial statements under Sections 5.1(a) and 5.1(b), a duly completed Compliance Certificate signed by a Financial Officer of Everest Bermuda;

(d)              within ten days after A.M. Best, S&P or any other nationally recognized rating agency shall have announced a change in its financial strength rating of such Borrower or any Insurance Subsidiary thereof, or shall have first assigned a rating thereto, written notice of such changed or initial rating;

(e)               [reserved];

(f)                within ten Business Days after the end of each calendar month, a certificate (a "Collateral Compliance Certificate") substantially in the form of appendix 2 attached hereto, signed by an officer of such Borrower, certifying compliance with the collateral coverage requirement set forth in Section 5.10  and demonstrating, in detail satisfactory to the Issuer, the Fair Market Value of such Borrower's Eligible Collateral as of the last Business Day of the immediately preceding month; and

(g)               promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of this Agreement, as the Issuer may reasonably request.

Information required to be delivered pursuant to the foregoing Section 5.1(a), (b) and (c) shall be deemed to have been delivered on the date on which such Borrower delivers copies of such information to the Issuer or on the date on which such Borrower provides notice (including notice by electronic transmission) to the Issuer that such information has been posted on a website identified in such notice and accessible by the Issuer without charge.

5.2                  Notices

(a)               Furnish to the Issuer as soon as possible but in any event within ten days after any officer of such Borrower becomes aware thereof, written notice of the following:

(i)                Defaults.  The occurrence of any Default.

(ii)              Litigation.  The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting such Borrower that could reasonably be expected to result in a Material Adverse Effect.

(iii)             Foreign Pension Plan Liabilities.  Any Borrower's Foreign Pension Plan becomes a defined benefits plan.

(iv)             Insurance Licenses.  (i) The receipt by any Insurance Subsidiary of any notice or direction from any Governmental Authority (including any Applicable Insurance Regulatory Authority) of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any license now or hereafter held by such Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable Laws and regulations, (ii) the receipt of any notice from any Governmental Authority (including any Applicable Insurance Regulatory Authority) of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order,

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the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority (including any Applicable Insurance Regulatory Authority) or (iii) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted.

(v)               Beneficial Ownership Certification .  Any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(b)              Furnish to the Issuer as soon as possible but in any event within three Business Days after any officer of such Borrower becomes aware thereof, written notice of any setoff, claims, withholdings or other defenses to which any of its Collateral, or the Issuer's rights with respect to such Collateral, are subject other than with respect to the Custodial Lien and Set-off Rights, provided, that such Borrower will notify the Issuer hereunder of any set-off exercised by the Custodian pursuant to the Custodial Lien and Set-off Rights.

Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer or other executive officer of such Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5.3                  Existence; Conduct of Business

Such Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises (including without limitation, certificates of authority and other required insurance licenses) material to the conduct of the business of such Borrower and its Subsidiaries, taken as a whole, except, in the case of paragraph (b), where failure to do so, individually or in the aggregate, could not be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger or consolidation permitted under this Agreement.

5.4                  Maintenance of Office

Such Borrower will maintain its principal or registered office at the location set forth below its name on its signature page, or at such other place as such Borrower shall designate upon written notice to the Issuer, where notices, presentations and demands to or upon such Borrower in respect of the Facility Documents to which such Borrower is a party may be given or made.

5.5                  Payment of Obligations

Such Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or SAP, as applicable.

5.6                  Maintenance of Properties; Insurance

Such Borrower will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of the business of such Borrower and its Subsidiaries taken as a whole

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in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

5.7                  Books and Records; Inspection Rights

Such Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Such Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Issuer, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that unless an Event of Default exists, the Borrowers shall not be required to pay the costs and expenses of more than one such inspection in any year.

5.8                  Compliance with Laws

Such Borrower will, and will cause each Subsidiary to, comply with (i) the Bermuda Insurance Act and (ii) all other applicable Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except, in the case of clause (ii) above only, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Such Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents under their control with Anti-Corruption Laws and applicable Sanctions.

5.9                  Use of Proceeds

Letters of Credit will be used solely to support Company Reinsurance Agreements, insurance or reinsurance agreements or the regulatory or supervisory requirements applicable to the Borrowers, provided that no Letter of Credit hereunder shall be issued to support the capital requirements at Lloyd's of London, otherwise known as "Funds at Lloyd's".  The Borrowers will not request any Letter of Credit, and the Borrowers shall not use, and shall procure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use any Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of applicable Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

5.10              Collateral Coverage

(a)               Such Borrower hereby covenants and agrees that its Collateral Coverage Amount must at all times be equal to or greater than its L/C Obligations.

(b)              The Issuer shall determine the Adjusted Fair Market Value of each Borrower's Eligible Collateral based on the valuations provided by the Custodian for the applicable Collateral Account.  Such Borrower agrees that at all times following the date of this Agreement until (i) the Commitment has expired or been terminated, (ii) all Letters of Credit have expired or been terminated and (iii) all L/C Obligations have been paid in full, it will do or cause to be done all things necessary to ensure that the Issuer has the necessary

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authority from such Borrower at all times to have viewing access to its Collateral Accounts and it will use commercially reasonable efforts to ensure that the Issuer shall at all times have viewing access to its Collateral Accounts.  In the event that, for any reason, the Issuer shall not have access to such Borrower's Collateral Accounts, such Borrower shall use commercially reasonable efforts to procure that the Custodian delivers to the Issuer copies of any information requested with respect to its Collateral Accounts and Collateral in order for the Issuer to determine whether such Borrower is in compliance with its obligations under Section 5.10(a) above (each such determination, a "Collateral Valuation").

(c)               For the avoidance of doubt, the Issuer shall not be obligated to make any L/C Credit Extension related to the Commitment unless such Borrower is, both before and after giving effect to such L/C Credit Extension, in compliance with Section 5.10(a) above.

(d)              If the Issuer determines that as of any date, such Borrower is not in compliance with its obligations under Section 5.10(a) above, (i) the Issuer shall as soon as reasonably practicable thereafter notify such Borrower thereof by email in accordance with Section 9.1(a) of such non-compliance and provide copies of information obtained from the Custodian, supporting calculations of the Issuer and other information relevant to such determination, in connection with the applicable Collateral Valuation, as evidence of such Borrower's failure to comply with its obligations under Section 5.10(a) above; and (ii) upon such notification, such Borrower undertakes to deliver such further Eligible Collateral within three Business Days of such notice as is necessary to ensure that, immediately following the delivery of that further Eligible Collateral, it is in compliance with its obligations under Section 5.10(a) above.

(e)               Failure to comply with paragraph (d) above shall constitute an Event of Default under the terms and conditions of this Agreement.

(f)                In the event that the L/C Obligations exceed the Commitment Amount, Everest Bermuda shall (and shall cause the other Borrowers to) use commercially reasonable efforts to decrease the L/C Obligations in the amount necessary to eliminate such excess.

5.11              Further Assurances

Such Borrower will cooperate with the Issuer and execute such further instruments and documents as the Issuer shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Facility Documents.

6.                     NEGATIVE COVENANTS

Until the Commitment has expired or been terminated, all Letters of Credit have expired or been terminated and all other Obligations have been paid in full, each Borrower covenants and agrees with the Issuer that:

6.1                  Liens

Such Borrower will not, and will not permit any of its Subsidiaries to create, assume, incur, or otherwise permit to exist any Lien on any of its Collateral, other than Liens created pursuant to the Facility Documents or the Custodial Lien and Set-Off Rights.

6.2                  Sanctions

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(a)               No portion of any Letter of Credit shall be used, directly or indirectly, for the purposes of any transaction related to either: (i) a Sanctioned Person or (ii) a Sanctioned Country in violation of applicable Sanctions.

(b)              Neither such Borrower, nor any of its Subsidiaries, shall engage in any conduct which might reasonably be expected to cause it to become the subject of Sanctions.

6.3                  A.M. Best Rating

Such Borrower will not permit its A.M. Best Rating to fall below the rating of B++ or to be withdrawn.

6.4                  Financial Covenant

Everest Bermuda will not permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $ 2,051,940,800, plus (ii) 25.0% of its Consolidated Net Income for the period from December 31, 2020 through the last day of the then most recently ended fiscal quarter of Everest Bermuda, plus (iii) 25.0% of the aggregate Net Equity Issuance Proceeds received by it and its Subsidiaries for the period from December 31, 2020 through the last day of its then most recently ended fiscal quarter.

7.                     EVENTS OF DEFAULT; ACCELERATION

7.1                  Events of Default and Acceleration

The occurrence and continuance of any of the following shall constitute an event of default (each an "Event of Default"):

(a)               default in the payment of any Obligations under any of the Facility Documents when and as due and payable, including, without limitation, default in the payment of Reimbursement Obligations, Fees and interest, which shall continue unremedied for a period of five Business Days;

(b)              any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement, any Facility Document or any amendment, modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any Facility Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(c)               default in the performance of any of the agreements or covenants of any Borrower set forth in Sections  5.1(a), 5.1(b), 5.1(c), 5.1(f), 5.1(g), 5.2(a)(i), 5.2(a)(ii), 5.2(b) and 5.3  (with respect to any Borrower's existence), 5.7, 5.10  or Section 6;

(d)              default in the performance of any of the agreements or covenants of any Borrower set forth in Sections  5.1(d), 5.2(a)(iii), 5.2(a)(iv) and 5.2(a)(v) and the continuance of such default unremedied for a period of 10 Business Days after the earlier of (x) the date upon which any Responsible Officer had actual knowledge of such default and (y) the date of notice thereof from the Issuer to any Borrower;

(e)               default in the performance of any of the agreements or covenants of any Borrower under this Agreement or any other Facility Document (other than those specified in Section 7.1(a), (b), (c) or (d) above) and continuance of such default unremedied for a period of 30 days after the earlier of (x) the date upon which any Responsible Officer

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had actual knowledge of such default and (y) the date of notice thereof from the Issuer to any Borrower;

(f)                a Borrower shall (i) default in the payment of any Debt (other than the Obligations and obligations amongst the Borrowers and their Affiliates) the aggregate principal amount (including undrawn committed or available amounts) of which is in excess of the Material Debt amount beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Obligations and obligations amongst the Borrowers and their Affiliates) the aggregate principal amount (including undrawn committed or available amounts) of which is in excess of the Material Debt amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist (other than the Obligations and obligations amongst the Borrowers and their Affiliates), the effect of which default or other event or condition is to cause, with the giving of notice and/or lapse of time, if required, any such Debt to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity (any applicable grace period having expired) or (B) be cash collateralized.

(g)               an involuntary proceeding under any Debtor Relief Law shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding-up, administration, reorganization or other relief in respect of any of any Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect or (ii) the appointment of a liquidator, receiver, trustee, custodian, sequestrator, conservator, administrator, administrative receiver or similar official for any Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)              any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, administration, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (g) of this Section, (iii) apply for or consent to the appointment of a liquidator, receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for any Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)                any Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)                one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against any Borrower and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower to enforce any such judgment;

(k)               any circumstance in respect of any Foreign Pension Plan shall have occurred that, in the opinion of the Issuer, when taken together with all other such circumstances that have

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occurred, could reasonably be expected to result in a Material Adverse Effect and continues unremedied for five Business Days;

(l)                a Change of Control shall occur;

(m)             any Governmental Authority revokes or fails to renew any material license, permit or franchise of any Borrower, or any Borrower for any reason loses any material license, permit or franchise, or any Borrower suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, which could reasonably be expected to result in a Material Adverse Effect;

(n)              any Control Agreement is terminated by any party thereto and such Borrower, the Issuer and another financial institution satisfactory to the Issuer have not, as of the date that is three Business Days prior to the effective date of such termination, entered into a control agreement in form and substance reasonably satisfactory to the Issuer, such that the Issuer's first priority lien and security interest in such Collateral is preserved unimpaired;

(o)               the Issuer's security interest in any Collateral shall cease to be a first priority perfected security interest, otherwise than in accordance with the terms hereof or in connection with the Custodial Lien and Set-Off Rights; or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Agreement or any other Facility Document shall be commenced by or on behalf of any Borrower or any of its shareholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, this Agreement or any one or more of the other Facility Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(p)               any of the Collateral is subject to any lien or encumbrance or any claim or demand, other than the Custodial Lien and Set-Off Rights, that if unpaid might by law or upon bankruptcy, insolvency or otherwise, be given any priority whatsoever over any Borrower's general creditors with respect to the Collateral or is transferred for the purposes of the payment of indebtedness not arising hereunder or is taken by attachment, execution or any other form of legal process;

(q)               the assertion of any levy, seizure or attachment on any Collateral, other than with respect to the Custodial Lien and Set-Off Rights, or the taking of any action by a regulatory authority to obtain control (which shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof) of any part of the Collateral, other than with respect to the Custodial Lien and Set-Off Rights;

(r)                the taking of any action by a regulatory authority to obtain control of any Borrower or a substantial part of its assets (which shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof); or

(s)               there shall occur in one or a series of transactions: (i) the sale, assignment or transfer of all or substantially all of the assets of any Borrower; (ii) a merger, amalgamation or consolidation of any Borrower without the prior written consent of the Issuer, except that (A) any Borrower may merge, amalgamate or consolidate with a Subsidiary of such Borrower so long as such Borrower is the surviving entity in any such transaction and (B) any Borrower may merge, amalgamate or consolidate with any Person provided (u) such Borrower is the surviving entity and organized in the same jurisdiction as such Borrower's jurisdiction of organization prior to such merger, amalgamation or

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consolidation and (v) the security interest granted under such Borrower's Security Agreement continues in full force and effect with the same priority and there are no additional barriers to enforcement of the same; or (iii) the dissolution of any Borrower.

If any Event of Default (other than an Event of Default described in paragraph (g) or (h) above) shall have occurred and be continuing, the Issuer may by notice to Everest Bermuda, (A) terminate the Commitment, and upon such notice being given the Commitment shall terminate immediately and the Issuer shall be relieved of all further obligations to issue, extend, amend or renew Letters of Credit; and in the case of the occurrence an Event of Default described in paragraph (g) or (h) above, the Commitment shall automatically terminate without further action on the part of the Issuer, and the Issuer shall be relieved of all further obligations to issue, extend, amend or renew Letters of Credit; (B) require that the Borrowers cash collateralize the L/C Obligations; and (C) exercise all rights and remedies available to it under the Facility Documents and/or applicable Law.  No termination of the Commitment shall relieve any Borrower of any of the Obligations and upon such termination of the Commitment hereunder, all Obligations and all interest accrued and unpaid thereon shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower.  If any Event of Default shall occur and be continuing, the Issuer may, with or without prior notice to the applicable Borrower or any other Borrower, and without demand for additional collateral, (i) transfer, or cause the Custodian to transfer any or all of the Collateral and/or the Collateral Account into the name of the Issuer or its nominee (including, without limitation, having the Collateral debited from the Collateral Account and credited to an account designated by the Issuer) and vote any Collateral constituting securities or closely held Capital Stock; (ii) require the applicable Borrower to provide additional Eligible Collateral if its Collateral Coverage Amount is not equal to or greater than its L/C Obligations at any time and require the applicable Borrower (or instruct the Custodian) to convert Collateral into (and thereafter only invest in) Cash and to the extent required, by the Issuer, such Cash to be denominated in Dollars; (iii) sell at public or private sale any or all of the applicable Borrower Collateral; (iv) apply to, or set off against, the Obligations of such Borrower all or any portion of its Collateral, securities or other property of such Borrower in the possession of the Issuer; (v) convert any of the Collateral or any proceeds thereof into the applicable Alternative Currency, with any such conversion costs being considered a collection expense and added to the Obligations; and (vi) at its discretion in its own name or in the name of such Borrower take any action for the collection of its Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor.  Each Borrower agrees that the Issuer has no obligation to sell or otherwise liquidate its Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Obligations.  Each Borrower further agrees that after the occurrence and during the continuance of an Event of Default, to the extent that any voting rights exist, the Issuer shall have no obligation to vote any Collateral constituting securities or closely held Capital Stock but shall have the right to do so in its sole discretion.

In connection with any secured party's sale, the Issuer is authorized, if it deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or re-sale thereof.  Sales made subject to such restriction shall be deemed to have been made in a commercially reasonable manner.

7.2                  Application of Payments

After the exercise of remedies provided for in Section 7.1, any amounts received on account of any Borrower's Obligations shall be applied by the Issuer to such Borrower's Obligations as it elects in its sole discretion; provided that, the Issuer shall be entitled to retain an amount equal

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to such Borrower's L/C Obligations to be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit after all such Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any of such Borrower; notwithstanding anything contained herein to the contrary, the Issuer shall only apply funds received from a Borrower or any of such Borrower's Collateral to the Obligations of such Borrower.

8.                     [Reserved]

9.                     MISCELLANEOUS

9.1                  Notices

(a)               Notices Generally.  Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail to the applicable party hereto, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as provided in schedule 3.  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices and other communications delivered through Electronic Media (defined below) to the extent permitted under paragraph (b) shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that, if such Instruction (defined below) is not sent during the normal business hours of the recipient, such Instruction shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(b)              Electronic Communications.  Notices and other communications to the Issuer hereunder may be delivered or furnished by e-mail, facsimile or other electronic communications (including Internet or intranet websites) pursuant to procedures approved by the Issuer ("Electronic Media").  In connection therewith, each Borrower (i) authorizes the Issuer to act on any instruction, notice or communication ("Instruction") it receives by Electronic Media and which appears to the Issuer to originate from a Responsible Officer, (ii) acknowledges that the Issuer is not obliged to act on any Instruction it receives by Electronic Media if it has any reason to believe that the Instruction is not authorized or has been incorrectly transmitted, or if it considers that clarification or verification is required or desirable, and (iii) acknowledges and accepts that Electronic Media may not be secure and that third parties may gain access to the information contained therein as a result of the parties utilizing such media.  Any Instruction forwarded by Electronic Media shall be irrevocable.  The use of Electronic Media as a means of communications will remain operational for an undetermined period and may be revoked at any time by notice from the Issuer to such Borrower.

(c)               Change of Address, etc.  A Borrower or the Issuer may change its address, facsimile number, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)              Reliance by Issuer and Indemnification.  The Issuer shall be entitled to rely and act upon any notices (including telephonic notices and Instructions given by Electronic Media) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  All telephonic notices to and telephonic

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communications with the Issuer may be recorded by the Issuer, and each of the parties hereby consents to such recording.

9.2                  Waivers; Amendments

(a)               No Waiver; Remedies Cumulative; Enforcement.  No failure or delay by the Issuer in exercising any right, remedy, power or privilege hereunder or under any other Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege.  The rights, remedies, powers and privileges of the Issuer hereunder and under the Facility Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

(b)              Amendments, Etc.  Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Facility Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing executed by such Borrower and the Issuer, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.3                  Expenses; Indemnity; Etc.

(a)               Costs and Expenses.  Everest Bermuda shall pay or reimburse (i) all reasonable out-of-pocket costs and expenses incurred by the Issuer in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Facility Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable and documented fees, charges and disbursements of counsel and (ii) all reasonable out-of-pocket costs and expenses incurred by the Issuer (including the reasonable and documented fees, charges and disbursements of counsel for the Issuer) in connection with the enforcement or protection of any rights and remedies under this Agreement and the other Facility Documents, including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including in connection with any workout, restructuring or negotiations in respect of the L/C Credit Extensions and the Facility Documents.

(b)              Indemnification by the Borrowers.  Each Borrower shall indemnify the Issuer (and any sub-agent thereof), and the Issuer, and each Related Parties of any of the foregoing Persons (each such Person being called an "Indemnitee") on a joint and several basis against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket fees and expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with or by reason of any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation or proceeding): (x) the execution, delivery, enforcement, performance or administration of any Facility Document or any other document delivered in connection with the transactions contemplated thereby or the consummation of the transactions

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contemplated thereby or (y) any Commitment, any L/C Credit Extension or the use or proposed use thereof or of the proceeds thereof (including any refusal by the Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of such Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not any such claim, litigation, investigation or proceeding is brought by a Borrower, its equity holders, its affiliates, its creditors or any other Person.

(c)               Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Facility Document or any other document contemplated thereby, the transactions contemplated thereby, any Commitment or any L/C Credit Extension, the use thereof or of the proceeds thereof or such Indemnitee's activities in connection therewith (whether before or after the Closing Date).  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through any information transmission systems in connection with the Facility Documents or the transactions contemplated thereby unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(d)              Payments.  All amounts due under this Section shall be payable promptly after demand therefor by the relevant Person entitled thereto.

9.4                  Successors and Assigns

(a)               Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Issuer.  The Issuer may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (including, for purposes of this paragraph (a), participations in L/C Obligations)); provided that the consent of Everest Bermuda shall be required for any assignment (such consent not to be unreasonably withheld or delayed and which consent is hereby given for assignments to any Affiliate) unless any Event of Default has occurred and is continuing at the time of such assignment; provided that Everest Bermuda shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Issuer within ten Business Days after having received notice thereof.

(b)              Register. The Issuer, acting solely for this purpose as an agent of Borrower, shall maintain a record of any sale, transfer, assignment or participation, including any assignment by any assignee of the Issuer, and a register for the recordation of the names and addresses of any such assignees, and the commitments of, and principal amounts (and stated interest) of the L/C Obligations owing to, each purchaser, transferee, assignee or participant pursuant to the terms hereof from time to time (the "Register").

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The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Issuer and all such purchasers, transferees, assignees and participants shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any purchaser, transferee, assignee or participant, at any reasonable time and from time to time upon reasonable prior notice.

(c)               Certain Pledges.  The Issuer may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Issuer, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over the Issuer; provided that no such pledge or assignment shall release the Issuer from any of its obligations hereunder or substitute any such pledgee or assignee for the Issuer as a party hereto.

9.5                  Survival

All covenants, agreements, representations and warranties made by a Borrower herein and in any Facility Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the L/C Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Issuer may have had notice or knowledge of any Default at the time of any L/C Credit Extension, and shall continue in full force and effect as long as any Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  The provisions of Sections 2.9, 2.10, 2.11, 9.3, and 9.15  shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

9.6                  Counterparts; Integration; Effectiveness; Electronic Execution

(a)               Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Facility Documents, and any separate letter agreements with respect to fees and expenses payable to the Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Issuer and when the Issuer shall have received a counterpart hereof that bears the signature of each Borrower.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (ie, "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)              Electronic Execution of Assignments and Certain Other Documents.  The words "execution", "signed", "signature", and words of like import in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and

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Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

9.7                  Severability

If any provision of this Agreement or the other Facility Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Facility Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8                  Right of Setoff

If an Event of Default shall have occurred and be continuing, the Issuer, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Issuer or any such Affiliate, to or for the credit or the account of the applicable Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Facility Document to the Issuer or their respective Affiliates, irrespective of whether or not the Issuer or Affiliate shall have made any demand under this Agreement or any other Facility Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of the Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of the Issuer, the Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Issuer or its Affiliates may have.  The Issuer agrees to notify such Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.9                  Governing Law; Jurisdiction; Etc.

(a)               Governing Law.  This Agreement and the other Facility Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Facility Document (except, as to any other Facility Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

(b)              Jurisdiction.  Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Issuer or any Related Party of the Issuer, in any way relating to this Agreement or any other Facility Document or the transactions relating hereto or thereto, in a forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be

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conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or in any other Facility Document shall affect any right that the Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Facility Document against any Borrower or its properties in the courts of any jurisdiction.

(c)               Waiver of Venue.  Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Facility Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)              Service of process.  On or prior to the Closing Date, Everest Bermuda shall, and on or prior to the date any Designated Borrower becomes a party hereto, such Designated Borrower shall, appoint CT Corporation (the "Process Agent"), with an office on the date hereof at 1209 Orange Street, Wilmington, DE 19801, as its agent to receive on its behalf service of the summons and complaints and any other process which may be served in any such action or proceeding, provided that a copy of such process is also mailed in the manner provided in Section 9.1.  Such service may be made by mailing or delivering a copy of such process to a Borrower in care of the Process Agent at the Process Agent's above address, and each Borrower hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law. If the appointment of the Process Agent ceases to be effective with respect to any Borrower, such Borrower must immediately appoint a further person in the State of New York to accept service of process on its behalf in the State of New York and, if such Borrower does not appoint such agent for service of process within 15 days, such Borrower authorizes the security agent to appoint such agent for service of process for, and at the expense of such Borrower.

9.10              WAIVER OF JURY TRIAL

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or any other Facility Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Facility Documents by, among other things, the mutual waivers and certifications in this Section.

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9.11              Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.12              Confidentiality

The Issuer agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over or to which an agreement exists between it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder; (e) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section (or as may otherwise be reasonably acceptable to Everest Bermuda) to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder; (f) on a confidential basis to any rating agency in connection with rating a Borrower or its Subsidiaries or the credit facility hereunder; (g) with the consent of such Borrower; or (h) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Issuer or any of its Affiliates on a nonconfidential basis from a source other than a Borrower.  For purposes of this Section, "Information"  means all information received from a Borrower or any of its Affiliates relating to a Borrower or any of its Affiliates or any of their respective businesses, other than any such information that is available to the Issuer on a nonconfidential basis prior to disclosure by a Borrower or any of its Affiliates.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.13              PATRIOT Act

The Issuer is subject to the PATRIOT Act and hereby notifies each Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow the Issuer to identify each Borrower in accordance with the PATRIOT Act.  Each Borrower shall, promptly following a request by the Issuer, provide all documentation and other information that the Issuer requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act.

9.14              Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable under any Facility Document, together with all fees, charges and other amounts which are treated as interest under such Facility Document under applicable Law (collectively, "charges"),

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shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Issuer in accordance with applicable Law, the rate of interest payable pursuant to such Facility Document, together with all charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and charges that would have been payable pursuant to such Facility Document but were not payable as a result of the operation of this Section shall be cumulated and the interest and charges payable to the Issuer in respect of other Facility Documents or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by the Issuer.

9.15              Payments Set Aside

To the extent that any payment by or on behalf of a Borrower is made to the Issuer or the Issuer exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Issuer in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.16              No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Facility Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrowers and their respective Subsidiaries and the Issuer is intended to be or has been created in respect of the transactions contemplated hereby or by the other Facility Documents, irrespective of whether the Issuer has advised or is advising any Borrower or any Subsidiary thereof on other matters, (ii) the services regarding this Agreement provided by the Issuer are arm's-length commercial transactions between each Borrower and its Affiliates, on the one hand, and the Issuer, on the other hand, (iii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Facility Documents; and (b) (i) the Issuer has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person; (ii) the Issuer has no obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Facility Documents; and (iii) the Issuer and its Affiliates may be engaged, for its own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers or any of their respective Affiliates, and the Issuer has no obligation to disclose any of such interests to any Borrower or any of its Affiliates.  To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Issuer, with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.17              Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Facility Documents or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that

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any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)              the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

9.18              Judgment Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Facility Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Issuer could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Issuer hereunder or under the other Facility Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Issuer of any sum adjudged to be so due in the Judgment Currency, the Issuer may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Issuer from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Issuer against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Issuer in such currency, the Issuer agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

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schedule 1

Collateral Coverage Amount Calculation

Category of Eligible Collateral	Collateral Margin (expressed as a percentage of the principal amount)
Cash	100%
Time deposits, certificates of deposit and money market deposits, denominated in Dollars, of any commercial bank incorporated in the United States with a rating of at least (i) AA- from S&P, (ii) Aa3 from Moody's or (iii) AA- from Fitch and maturing within two years from the date of determination. Money market mutual funds with same-day liquidity and with a rating of (i) AAA from S&P, (ii) Aaa from Moody's, (iii) AAA from Fitch or (iv) 1 by the NAIC Securities Valuation Office.	90%
Commercial paper issued by any entity organized in the United States with maturities of one year or less (rated at least A-1 or the equivalent thereof by S&P and/or P-1 by Moody's)	90%
Government Debt Maturity < 1 year Maturity < 5 years, but > 1 year Maturity < 10 years, but > 5 year Maturity > 10 years	97% 95% 90% 85%

Agency Securities (GNMA, FNMA, FHLMC) rated by at least two of Moody's, S&P, and/or Fitch Aa3 / AA- / AA- or better

WAL ≤ 1 year

WAL ≤ 5 years, but > 1 year

WAL ≤ 10 years, but > 5 years

WAL > 10 years

97% 95% 90% 85%

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Supranational Debt rated at least AA- by S&P and/or Aa3 by Moody’s Maturity < 2 years Maturity < 10 years, but > 2 years Maturity > 10 years	95% 90% 80%
Corporate Securities (rated by at least two of Moody's, S&P, and/or Fitch Aa3/AA-/AA- or better) Maturity < 1 year Maturity < 5 years, but > 1 year Maturity > 5 years	95% 90% 85%
Corporate Securities (rated by at least two of Moody's, S&P, and/or Fitch A3/A-/A- or better), Non-convertible Maturity < 1 year Maturity < 5 years, but > 1 year Maturity > 5 years	90% 85% 80%
Corporate Securities (rated by at least two of Moody's, S&P, and/or Fitch Baa2/BBB/BBB or better), Non-convertible Maturity < 1 year Maturity < 5 years, but > 1 year Maturity > 5 years	85% 80% 75%
Asset Backed Securities (rated by at least two of Moody's, S&P, and/or Fitch Aa3/AA-/AA- or better) Maturity < 1 year Maturity < 5 years, but > 1 year Maturity ≤ 10 years, but > 5 years	90% 85% 73%

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The following conditions and limitations also apply with respect to the Eligible Collateral:

1.                     other than Government Debt and Agency Securities or, FHMLC or FNMA (so long as such Person is under the conservatorship of the Federal Housing Finance Agency), no single issue or issuer shall constitute more than 10 per cent of the Fair Market Value of the Eligible Collateral;

2.                     no Collateral shall be included Eligible Collateral unless it is capable of being marked to market on a daily basis and cleared and settled within the United States;

3.                     the advance rate of the marketable Securities detailed in the above table shall be decreased by an additional 10 per cent to the extent that such marketable securities are held in a currency other than the currency of the applicable Letter of Credit;

4.                     Eligible Collateral ranked BBB and Asset Backed Securities shall not constitute more than 30 per cent of Fair Market Value of the Eligible Collateral;

5.                     in the case that the currency of a Letter of Credit issued under this facility is different from the currency of the Eligible Collateral in relation thereto, there will be an additional advance rate applied to such Eligible Collateral (if applicable);

6.                     securities issued by reinsurers and insurers in relation to this facility shall not be Eligible Collateral;

7.                     no covered bonds shall be included as Eligible Collateral; and

8.                     all Eligible Collateral will be subject to monthly valuations.

schedule 2

Insurance Licenses

See attached

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schedule 3

Information for Notices

1.                     Borrower:

Everest Reinsurance (Bermuda), Ltd.
Seon Place, 4th Floor 141 Front Street Hamilton HM19 Bermuda
Attn: Peter Bell
E-mail address: Peter.Bell@everestrebermuda.bm

2.                     Barclays Bank PLC:

Barclays Bank PLC
SED Insurance LC Specialist
Level 11, 1 Churchill Place
London E14 5HP
Attention: SED Insurance LC Specialists
Tel: + 44 (0) 20 7116 5456
Instructions E-Mail: sedinsurancelcspecialists@barclays.com

Wire Instructions:

USD
Bank Name :	Barclays Bank PLC, New York
SWIFT Code:	BARCUS33
For the account of:	Barclays Bank PLC, London
SWIFT Code:	BARCGB22
Account No.:	280568476
For further credit to:	RLOC USD CENC
Sort Code:	208754
Account No.:	74918144

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IBAN:	GB47 BARC 2087 5474 9181 44
Reference:	Everest Reinsurance (Bermuda) Ltd.

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3.                     Issuer:

Barclays Bank PLC
SED Insurance LC Specialist
Level 11, 1 Churchill Place
London E14 5HP
Attention: SED Insurance LC Specialists
Tel: + 44 (0) 20 7116 5456
Instructions E-Mail: sedinsurancelcspecialists@barclays.com

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schedule 4

L/C Application

From:	[Name of Applicant]
To:	Barclays Bank plc (the "Issuer")
Dated: []

Dear Sirs

Everest Reinsurance (Bermuda) Ltd. – Letter of Credit Facility Agreement dated as of [], 2021 (as may be amended, amended and restated, supplemented or otherwise modified, the "Agreement")

1.                     We refer to the Agreement.  This is an L/C Application.  Terms defined in the Agreement have the same meaning in this L/C Application unless given a different meaning in this L/C Application.

2.                     We hereby request that [a new Letter of Credit be issued] [an existing Letter of Credit be [[increased][decreased][[and otherwise] modified]][1] on the following terms:

Applicant
Account Party (if different):[2]
[Proposed L/C Extension Date][3]	[] (or, if that is not a Business Day, the next Business Day)
[Proposed amendment date][4]:	[] (or, if that is not a Business Day, the next Business Day)
[Currency and Amount]:[5]
[Existing Letter of Credit Number]:[6]
[Existing Letter of Credit Currency and Amount]:[7]

[1]                         Select appropriate option depending on whether the L/C Application relates to an initial issuance of a Letter or Credit or an amendment (increase, decrease or other modification) to an existing Letter of Credit.

[2]                         Insert Name of Wholly-Owned Subsidiary of the Borrower, as applicable.

[3]                         Include for an initial issuance of a Letter of Credit.

[4]                         Include for an amendment to an existing Letter of Credit.

[5]                         Include for an initial issuance of a Letter of Credit.

[6]                         Include for an amendment to an existing Letter of Credit.

[7]                         Include for an amendment to an existing Letter of Credit.

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[Increased amount] [Decreased amount][8]:
[Other amendments]:[9]
Beneficiary Details
Name:
Address:
Contact Name and Email/Phone:
[Intermediary Name, Address and Contact Details]:[10]
[Term of Letter of Credit]:[11]	[] months
[Expiry Date]:[12]
[Auto-Renewal Letter of Credit (i.e., evergreen)]:[13]	[Yes][No]
[Auto-Renewal Letter of Credit Notice of Non-Renewal Period]:[14]	[] days
[Governing Law]:[15]

3.                     We confirm that each condition specified in Section 2.1  (Commitment) and Section 2.2(b) (Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit) is satisfied on the date of this L/C Application.

4.                     [We further confirm that such Borrower is in compliance with Section 4.2  after making [this L/C Credit Extension][the above amendment].][16]

5.                     Delivery instructions: [specify delivery instructions]

[10]                       Include for an initial issuance of a Letter of Credit, if applicable.

[11]                       Include for an initial issuance of a Letter of Credit.

[12]                       Include for an initial issuance of a Letter of Credit.

[13]                       Include for an initial issuance of a Letter of Credit.

[14]                       Include for an initial issuance of an Auto-Renewal Letter of Credit.

[15]                       Include for an initial issuance of a Letter of Credit.

[16]                       Select as appropriate depending on whether the L/C Application is for an initial issuance of a Letter of Credit, an increase in the amount of an existing Letter of Credit, or an extension of the expiry date of an existing Letter of Credit, or otherwise delete this clause.

[8]                         Include for an amendment to an existing Letter of Credit where the amount of such Letter of Credit is increasing or decreasing.

[9]                         Include for an amendment to an existing Letter of Credit to specify any changes other than an increase or decrease in the amount of such Letter of Credit (if applicable).

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6.                     [Attached hereto are the documents (including the full text of any certificate) to be presented by the beneficiary in case of any drawing under the Letter of Credit.][17]

Yours faithfully

Signed by [Name of Signatory], [Authorized Signatory] for and on behalf of [Name of Applicant]	) ) ) )

[17]                       Include for an initial issuance of a Letter of Credit.

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schedule 5

Tariff Charges

Each issuance of a Letter of Credit	$120
Each amendment to a Letter of Credit	$95
Each L/C Credit Extension	$60
Each payment of a demand under a Letter of Credit	$100

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appendix 1

Form of Compliance Certificate[18]

Financial Statement Date:	[] 20[]
To:	Barclays Bank PLC [Address]

Ladies and Gentlemen:

Reference is made to that certain Letter of Credit Facility Agreement dated as of [], 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined) among Everest Reinsurance (Bermuda), Ltd. ("Everest Bermuda") and certain Subsidiaries of Everest Group party thereto pursuant to Section 2.14  of the Agreement (each a "Designated Borrower" and, together with Everest Bermuda, the "Borrowers" and, each a "Borrower") and Barclays Bank PLC (the "Issuer").

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the [] of Everest Bermuda, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Issuer on the behalf of Everest Bermuda, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                     Everest Bermuda has delivered the year-end audited financial statements required by Section 5.1(a) of the Agreement for the fiscal year of Everest Bermuda ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                     Everest Bermuda has delivered the unaudited financial statements required by Section 5.1(b) of the Agreement for the fiscal quarter of Everest Bermuda ended as of the above date.  Such financial statements fairly present in all material respects the financial condition and results of operations of Everest Bermuda and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

2.                     The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Everest Bermuda during the accounting period covered by such financial statements.

3.                     There has been no material change in GAAP or in the application thereof which has occurred since the date of the last financial statements delivered pursuant to Section 5.1  of the Agreement [except [describe change and effect on the financial statements attached to this Compliance Certificate]]

[18] Compliance Certificates to be delivered by Everest Bermuda.

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4.                     A review of the activities of Everest Bermuda during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all its Obligations under the Facility Documents, and

[select  one:]

[to the best knowledge of the undersigned, no event or condition exists as of the date of this Compliance Certificate which constitutes a Default.]

[or]

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

5.                     The financial covenant analyses and information set forth on schedule  1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of []

Signed by for and on behalf of Everest Reinsurance (Bermuda), Ltd.	) ) ) )

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For the Quarter/Year ended [] ("Statement Date")

SCHEDULE 1

to the Compliance Certificate ($ in 000's)

1.                     Section 6.4  – Consolidated Tangible Net Worth of Everest Bermuda

(a)         Consolidated Net Worth of Everest Bermuda
and its Subsidiaries:                                                                                                 $______________

(b)         Intangible Assets of Everest Bermuda
and its Subsidiaries:                                                                                                 $______________

Consolidated Tangible Net Worth of Everest Bermuda
 (Item 1(a) minus  Item 1(b)):                                                                                 $______________

Minimum amount of Consolidated Tangible Net Worth of
Everest Bermuda required under
Section 6.4 (provide calculation below):                                                            $______________

_________________________________________________

_________________________________________________

_________________________________________________

2.                     Section 6.3  – Financial Strength Rating of applicable Borrowers (must be B++ or better)

[List each Borrower and its rating if not all the same]

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appendix 2

Form of Collateral Compliance Certificate

[] 20[]

Barclays Bank PLC
[ADDRESS]

Re: Everest

Reference is made to that certain Letter of Credit Facility Agreement, dated as of [], 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined) among Everest Reinsurance (Bermuda), Ltd. ("Everest Bermuda"), [Name of Borrower providing certificate if not Everest Bermuda (the "Borrower")] and certain other Subsidiaries and Barclays Bank Plc ("Issuer").  Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Facility Agreement.

This Collateral Compliance Certificate is being furnished to the Issuer pursuant to Section 5.1(e) of the Facility Agreement.  The undersigned officer of [Everest Bermuda][19]/[the Borrower][20] hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of [] and (b) as of the date of this Collateral Compliance Certificate, there exists no Event of Default under any of the Facility Documents.

IN WITNESS WHEREOF, the undersigned officer has executed this Collateral Compliance Certificate as of the date first written above.

[BORROWER]

Signed by for and on behalf of [[]]:	) ) ) )

[19] To be inserted if Everest Bermuda is providing the Compliance Certificate.

[20] To be inserted if any Designated Borrower is providing the Compliance Certificate.

Collateral Compliance Certificate Worksheet

For

[Name of Borrower]

[] 20[]

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appendix 3

Form of Security Agreement

Security Agreement

THIS SECURITY AGREEMENT (this "Agreement") dated as of [] is between [DESIGNATED BORROWER] (the "Debtor") and BARCLAYS BANK PLC (the "Issuer").

WITNESSETH

WHEREAS, Everest Reinsurance (Bermuda), Ltd., certain Subsidiaries of Everest Re Group, Ltd. (including the Debtor) as Designated Borrowers, and the Issuer entered into that certain Letter of Credit Facility Agreement, dated as of [], 2021, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Facility Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which the Issuer agreed to issue Letters of Credit for the account of the Debtor; and

WHEREAS, as a condition precedent to the issuance of Letters of Credit for the account of the Debtor, the Debtor is required to execute and deliver this Agreement; and

WHEREAS, the Liabilities of the Debtor with respect to the Letters of Credit issued for its account under the Facility Agreement are to be secured pursuant to this Agreement;

NOW, THEREFORE, for and in consideration of the issuance of Letters of Credit by the Issuer for the account of the Debtor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                     Definitions

When used herein, (a) the terms Certificated Security, Chattel Paper, Commodities Contract, Control, Deposit Account, Financial Assets, General Intangibles, Instrument, Investment Property, Proceeds, Securities Account, Security, Security Certificate, Security Entitlement and Uncertificated Security shall have the respective meanings assigned to such terms in Article 8 Article 9, as applicable, of the Uniform Commercial Code (as defined below) and (b) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Agreement - see the Preamble.

Collateral – see Section 2.

Collateral Account means account number [] established and maintained by the Financial Institution in the name of the Debtor as a Securities Account for purposes of the Uniform Commercial Code.

Debtor - see the Preamble.

Event of Default means an Event of Default under the Facility Agreement.

Facility Agreement - see the Recitals.

Financial Institution means [The Bank of New York Mellon].

Issuer - see the Preamble.

Liabilities means, as to the Debtor, all obligations (monetary or otherwise) of the Debtor under or in connection with the Letters of Credit issued for the account of the Debtor (including any L/C Fees and Unpaid Reimbursement Obligations and interest thereon) under the Facility Agreement, this Agreement, any Control Agreement or any other Facility Document or any other document or instrument executed by the Debtor in connection with such Letters of Credit, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due including, without limitation, any post-petition interest accruing during any bankruptcy reorganization of the Debtor or other similar proceeding.

Uniform Commercial Code means the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement; provided, however, as used in Section 7, "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

2.                     Grant of Security Interest

As security for the payment of all Liabilities, the Debtor hereby grants to the Issuer, a continuing security interest in all of the Debtor's right, title and interest in the following, whether now or hereafter existing or acquired (collectively, the "Collateral"):

(a)               the Collateral Accounts,

(b)              all Financial Assets at any time credited to or carried in the Collateral Accounts (including without limitation (i) Securities (whether constituting Certificated Securities or Uncertificated Securities), (ii) Security Entitlements, (iii) Investment Property, (iv) General Intangibles, (v) Instruments and (vi) Chattel Paper), and

(c)               all products and Proceeds (including without limitation all dividends, distributions and payments received thereon or in exchange or substitution thereof) with respect to any of the foregoing; and together with all books, records, writings, databases, information and other property evidencing, embodying or incorporating any of the foregoing.

3.                     Warranties

The Debtor warrants that:

(a)               no financing statement or other filing or registration evidencing a Lien (other than any which may have been filed on behalf of the Issuer) covering any of the Collateral is on file in any public office;

(b)              the Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than (i) the security interest created hereunder and (ii) any banker's Lien, right of set-off and similar Liens in favor of the Financial Institution permitted by the Control Agreement with the Financial Institution (collectively, "Permitted Liens"), with full power and authority to execute this Agreement and perform the Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder;

(c)               the Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of incorporation or organization, chief executive office, and principal place of business and the office where the Debtor keeps its records concerning the Collateral are set forth on schedule  1 hereto;

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(d)              the Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement; and

(e)               the Collateral Account is maintained in the United States and governed by the laws of the State of New York or another state in the United States.

4.                     Agreements of the Debtor

The Debtor (a) will, upon request of the Issuer, execute (as applicable) and deliver such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Issuer) and do such other acts and things, as the Issuer may reasonably request in connection with the perfection and enforcement of the security interest granted hereunder; (b) will cause the Issuer's security interest in Collateral consisting of Investment Property to be and remain continuously perfected by Control (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (c) will keep its records concerning the Collateral in such a manner as will enable the Issuer or its designees to determine at any time the status of the Collateral; (d) will furnish the Issuer such information concerning the Debtor, the Collateral and the Financial Institution as the Issuer may from time to time reasonably request; (e) will, upon reasonable request of the Issuer, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form reasonably satisfactory to the Issuer, of the security interest of the Issuer hereunder; (f) will pay to the Financial Institution any charges or costs imposed by the Financial Institution pursuant to agreements with the Financial Institution; (g) agrees to indemnify, defend, and hold harmless the Issuer, its successors and assigns and its directors, officers, employees and agents, from and against any and all losses, liabilities, damages, obligations, deficiencies, payments, costs and expenses sustained or incurred by the Issuer in any way arising from or related to the Issuer's actions with respect to the Financial Institution other than any such losses, liabilities, damages, obligations, deficiencies, payment costs or expenses which are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Issuer, its successors and assigns, or its directors, officers, employees or agents and (h) will reimburse the Issuer for all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the Issuer in seeking to collect or enforce any rights in respect of the Collateral.

Any reasonable expenses incurred by the Issuer in protecting, preserving and maintaining any Collateral shall be borne by the Debtor.  Whenever an Event of Default shall be existing and continuing, the Debtor shall at the request of the Issuer do any and all lawful acts and execute any and all proper documents reasonably required by the Issuer in aid of such enforcement and the Debtor shall promptly, upon demand, reimburse and indemnify the Issuer for all reasonable costs and expenses incurred by the Issuer in the exercise of its rights under this Section 4.

5.                     Investments

(a)               The Debtor hereby agrees that it shall only give instructions or entitlement orders to the Financial Institution consistent with Sections 5.10  and 5.11  of the Facility Agreement.

(b)              The Debtor shall cause the Financial Institution to execute and deliver to the Issuer on or prior to the date hereof (or on or prior to such later date as agreed to in writing by the Issuer) a Control Agreement with respect to the Collateral Accounts.

(c)               As long as no Event of Default exists, and is continuing, the Debtor shall be the sole party entitled to exercise for any purpose any and all (i) voting rights and (ii) powers, in either case arising from or relating to the Debtor's interest in respect of any Investment

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Property (including the power to direct the Financial Institution with respect to the investment of funds or sale of Investment Property); provided, however, the Debtor shall not exercise such rights or powers in a manner, or consent to any action that would in any manner impair the enforceability of the Issuer's Lien on any of the Collateral.  At any time an Event of Default exists, and is continuing, all rights of the Debtor provided in this Section 5(c) shall cease, and all voting rights and powers described herein shall thereupon be vested in the Issuer which shall have the sole and exclusive right and authority to exercise such voting rights and powers.  The Issuer hereby agrees that it shall not issue to the Financial Institution a [Notice of Exclusive Control] (as defined in the Control Agreement) unless an Event of Default shall have occurred and be continuing at the time such [Notice of Exclusive Control] is issued.

6.                     Event of Default

Whenever an Event of Default shall exist and be continuing, the Issuer may exercise from time to time any rights and remedies available to it under applicable Law and in addition may sell or otherwise dispose of the Collateral or any part thereof.  In connection therewith and subject to the requirements of the Uniform Commercial Code, the Collateral may be sold in one or more sales, at public or private sale, conducted by an officer or agent of, or auctioneer or attorney for, the Issuer, at the Issuer's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, on such terms as the Issuer shall deem appropriate and at such price or prices as the Issuer shall deem best.  The Issuer may be the purchaser of any or all of the Collateral so sold at a public sale.  The Issuer may, in its sole discretion, at any such sale, restrict the prospective bidders or purchasers who will provide assurances satisfactory to the Issuer that the Collateral may be offered and sold to them without registration under the Securities Act of 1933, as amended, and without registration or qualification under any other applicable state or federal law.  Any notification of intended disposition of any of the Collateral required by applicable Law shall be deemed reasonably and properly given if given at least five days before such disposition.  Any proceeds of any disposition by the Issuer of any of the Collateral may be applied to payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Issuer toward the payment of such of the Liabilities, and in such order of application, as the Issuer may from time to time elect.

7.                     Issuer Rights and Powers

(a)               Upon the occurrence and during the continuance of an Event of Default, the Debtor hereby irrevocably appoints the Issuer as the Debtor's attorney-in-fact (which appointment as attorney-in-fact is coupled with an interest), with full authority in the place and stead of the Debtor and in the name of the Debtor, effective from time to time in the Issuer's discretion to take any action and to execute any instrument which the Issuer may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including to ask, demand, collect, sue for, recover and receive moneys due and to become due under or in connection with the Collateral, to receive, indorse and collect any drafts or other Instruments, Documents and Chattel Paper in connection therewith and to file any claims or take any action or institute any proceedings which the Issuer may reasonably deem necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of this Agreement.  Notwithstanding the foregoing, the Issuer shall not be obligated to exercise any right or duty as attorney-in-fact or have any duty to the Debtor in connection therewith.

(b)              The powers conferred on the Issuer hereunder shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Issuer shall have

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no duty as to any Collateral or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral.

(c)               The Debtor hereby authorizes the Issuer to file at any time appropriate Uniform Commercial Code financing statements or other necessary filings in such jurisdictions and offices as the Issuer deems reasonably necessary in connection with the perfection of a security interest in the Collateral granted hereunder.  [The Debtor acknowledges that a copy of this Agreement will be filed with [].]

8.                     Rights and Remedies

Upon the occurrence and during the continuance of an Event of Default and the enforcement by the Issuer of its rights and remedies hereunder, all payments received by the Debtor in respect of the Collateral shall be received in trust for the benefit of the Issuer, shall be segregated from other funds of the Debtor, and shall be forthwith paid over to the Issuer in the same form as so received (with any necessary indorsement) for application to the Liabilities as provided in this Agreement.

9.                     General

The Issuer's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Issuer deals with similar property for its own account.  The Issuer shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Debtor requests in writing, but failure of the Issuer to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Issuer to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

All notices and other communications provided for hereunder (a) shall be in writing and shall be sent by the means provided for in, and shall be deemed delivered in accordance with, Section 9.1  of the Facility Agreement and (b) shall be sent (i) in the case of the Issuer, to its address provided for in schedule 3 of the Facility Agreement and (ii) in the case of the Debtor, to its address provided for in schedule 3 of the Facility Agreement.

The Debtor agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Issuer in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Agreement, and such obligations will themselves be Liabilities.

No delay on the part of the Issuer in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Issuer of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement shall remain in full force and effect until all Liabilities have been paid in full, the Commitment has terminated and all Letters of Credit issued for the account of the Debtor have terminated or been returned undrawn whereupon the remaining Collateral shall be returned to the Debtor; provided that this Agreement may be terminated at the request of the Debtor prior to the termination of the Commitments if all Liabilities have been paid in full and there are no outstanding Letters of Credit issued for the account of the Debtor.  If at any time all or any part of any payment theretofore applied by the Issuer to any of the Liabilities is or must be rescinded or returned by the Issuer for any reason whatsoever (including, without

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limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Issuer, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Issuer had not been made.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

The rights and privileges of the Issuer hereunder shall inure to the benefit of its successors and assigns.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT, SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ISSUER'S OPTION, IN THE COURTS OF ANY JURISDICTION

WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF THE DEBTOR AND THE ISSUER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH OF THE DEBTOR AND THE ISSUER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.1  OF THE FACILITY AGREEMENT.  NOTHING IN ANY FACILITY DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH OF THE DEBTOR AND THE ISSUER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE DEBTOR AND THE ISSUER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE

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FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Signed by for and on behalf of [DESIGNATED BORROWER]:	) ) ) )

Signed by for and on behalf of BARCLAYS BANK PLC:	) ) ) )

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SCHEDULE 1

Organizational Information

Legal Name:

Jurisdiction of Incorporation:

Chief Executive Office:

Principal Place of Business:

Location of Records re: Collateral:

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appendix 4

Form of Designated Borrower
Request and Assumption Agreement

Date:[]

To:               Barclays Bank PLC
                    [Address]
                    Attn:  []

From:         [Everest Reinsurance (Bermuda), Ltd.]

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Letter of Credit Facility Agreement dated as of [], 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined) among Everest Reinsurance (Bermuda), Ltd. ("Everest Bermuda") and certain Subsidiaries of Everest Re Group, Ltd. party thereto pursuant to Section 2.14  of the Agreement (each a "Designated Borrower" and, together with Everest Bermuda, the "Borrowers" and, each a "Borrower") and Barclays Bank PLC ("Issuer").

Each of [] (the "Designated Borrower") and Everest Bermuda hereby confirms, represents and warrants to the Issuer that the Designated Borrower is an Insurance Subsidiary of Everest Group.

The documents required to be delivered to the Issuer under Section 2.14  and Section 4.2(f) of the Agreement will be furnished to the Issuer in accordance with the requirements of the Agreement.

Complete if the Designated Borrower is a US Person: The true and correct U.S. taxpayer identification number of the Designated Borrower is [].

Complete if the Designated Borrower is a Non-US Person: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date this Agreement is accepted by the Issuer (the "Effective Date"), the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Agreement as a Borrower.  Also as of the date of the Effective Date, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to have Letters of Credit issued for its account and understand, acknowledge and agree that the Designated Borrower shall not have any right to request any Letters of Credit its account unless and until the date five Business Days after the Effective Date.

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Accordingly, Everest Bermuda and the Designated Borrower hereby represent and warrant and agree that as of the "Effective Date":

1.                     Each of the representations and warranties contained in the Agreement and in the other Facility Documents (to the extent the same relate to a Subsidiary of Everest Bermuda) is true and correct as to the Designated Borrower on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

2.                     The Designated Borrower's addresses for notices, other communications and service of process provided for in the Agreement shall be given in the manner, and with the effect, specified in Section 9.1  of the Agreement to it at its "Address for Notices" specified on the signature pages below or (if no such address is so specified) to it c/o the address for Everest Bermuda; and

3.                     As of the Effective Date, the payment of the Reimbursement Obligations and interest thereon and all other amounts under the Agreement will not be subject, by withholding or deduction, to any Taxes imposed by the [Designated Borrower's jurisdiction(s)] for the Designated Borrower.

In addition to the foregoing, Everest Bermuda hereby represents and warrants and agrees that as of the Effective Date:

(a)               Each of the representations and warranties contained in the Agreement and in the other Facility Documents is true and correct in all material respects on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(b)              No Default has occurred and is continuing.

This Designated Borrower Request and Assumption Agreement shall constitute a Facility Document under the Agreement.

This Designated Borrower Request and Assumption Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized signatories as of the day and year first above written.

Signed by for and on behalf of [DESIGNATED BORROWER]:	) ) ) )

Signed by for and on behalf of EVEREST REINSURANCE (BERMUDA), LTD.	) ) ) )

Accepted this ___ day of _____, 20__

BARCLAY BANK PLC, as Issuer

By:  ________________________
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized signatories as of the day and year first above written.

Borrower

Signed by for and on behalf of EVEREST REINSURANCE (BERMUDA), LTD.:	) ) ) )

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The Issuer

Signed by for and on behalf of BARCLAYS BANK PLC:	) ) ) )

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